Exhibit 2.1

STRICTLY PRIVATE AND CONFIDENTIAL

Deed of Variation to the

Share Sale and Purchase

Agreement

relating to PLG Holdco

Limited and Others

Dated	28 June 2013

EGH1 BV (1)

EMI Group Holdings BV (2)

Delta Holdings BV (3)

Universal International Music BV (4)

The Buyers (5)

WMG Acquisition Corp. (6)

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***].

DATE 28 June	2013

PARTIES

(1)	EGH1 BV, a company duly incorporated and existing under the laws of the Netherlands with number 56674570 whose principal place of business is at Gerrit van der Veenlaan 4, 3743 DN Baarn, the Netherlands (“EMIGH 1”);

(2)	EMI GROUP HOLDINGS BV, a company duly incorporated and existing under the laws of the Netherlands with number 33208684 whose statutory seat is in the Netherlands and whose principal place of business is at 364-366 Kensington High Street, London W14 8NS (“EMIGH”);

(3)	DELTA HOLDINGS BV, a company duly incorporated and existing under the laws of the Netherlands with number 33241842 whose statutory seat is in the Netherlands and whose principal place of business is at 364-366 Kensington High Street, London W14 8NS (“Delta”);

(4)	UNIVERSAL INTERNATIONAL MUSIC BV, a company duly incorporated and existing under the laws of the Netherlands with number 31018439, whose principal place of business is at Gerrit van der Veenlaan 4, 3743 DN Baarn, the Netherlands (the “Sellers’ Guarantor”);

(5)	THE COMPANIES whose names, company numbers and registered offices are set out in Part 4 of Schedule 1 of the share sale and purchase agreement referred to at (A), below, (together the “Buyers” and each a “Buyer”); and

(6)	WMG ACQUISITION CORP., a company duly incorporated and existing under the laws of Delaware, whose principal place of business is at 75 Rockefeller Plaza New York, NY 10019 USA (the “Buyers’ Guarantor”).

INTRODUCTION

(A)	The Sellers and the Buyers entered into a share sale and purchase agreement dated 6 February 2013 in relation to the sale of PLG Holdco Limited and Others (the “SPA”).

(B)	The parties now wish to amend the SPA pursuant to clause 30 of the SPA on the terms and conditions set out in this Deed.

OPERATIVE PROVISIONS

1	Definitions

1.1	Unless otherwise defined herein or the context otherwise requires, terms defined in the SPA (as amended by this Deed) shall have the same meanings when used herein.

1.2	The clause headings used in this Deed are inserted for ease of reference only and will not affect construction.

2	Amendment and Restatement of the SPA

2.1	With effect from the date of this Deed, the parties to the SPA hereby agree that the SPA shall be and is amended and restated in the manner as set out in the conformed copy SPA in the Schedule to this Deed.

2.2	The SPA shall be read and construed as varied in the manner set out in this Deed and, except as expressly varied by this Deed, the SPA shall remain in full force and effect.

2.3	References in the SPA to “this Agreement”, “hereof”, “hereunder” and similar expressions shall hereafter be deemed to be references to the SPA as varied by this Deed.

3	General

This Deed may be entered into in any number of counterparts and by the parties to it on separate counterparts, each of which is an original, but all of which together constitute one and the same instrument.

THIS DEED OF AMENDMENT is executed as a deed by the parties and is delivered and takes effect on the date stated at the beginning of it.

SCHEDULE 1

Conformed copy of the SPA

SIGNATURES

This Agreement is executed as a deed by the parties and is delivered and takes effect on the date at the beginning of this Agreement.

Executed as a deed by EGH1 BV acting by:

/s/ N.P. van den Hoven

[signature of authorised signatory]

N.P. van den Hoven

[print name of authorised signatory]

Director in the presence of:

/s/ Carla Regouin

[signature of witness]

Carla Regouin

[print name of witness]

Address

40 Gerrit van der Veenlaan 4

3743 DN Baarn

Netherlands

Occupation

UMG Secretarial Admin

Executed as a deed by EMI GROUP HOLDINGS BV acting by:

/s/ Richard Constant

[signature of authorised signatory]

Richard Constant

[print name of director]

Director in the presence of:

/s/ Andreea Cass

[signature of witness]

Andreea Cass

[print name of witness]

Address

Beaumont House

Avonmore Road

London W14 8TS

Occupation

PA

Executed as a deed by DELTA HOLDINGS BV acting by:

/s/ Richard Constant

[signature of director]

Richard Constant

[print name of director]

Director

in the presence of:

/s/ Andreea Cass

[signature of witness]

Andreea Cass

[print name of witness]

Address

Beaumont House

Avonmore Road

London W14 8TS

Occupation

PA

Executed as a deed by UNIVERSAL INTERNATIONAL MUSIC BV acting by:

/s/ N.P. van den Hoven

[signature of director]

N.P. van den Hoven

[print name of director]

Director

in the presence of:

/s/ Carla Regouin

[signature of witness]

Carla Regouin

[print name of witness]

Address

40 Gerrit van der Veenlaan 4

3743 DN Baarn

Netherlands

Occupation

UMG Secretarial Admin

Executed as a deed by WARNER MUSIC HOLDINGS LIMITED acting by:

/s/ Paul Robinson

[signature of director]

Paul Robinson

[print name of director]

Director

in the presence of:

/s/ Trent N. Tappe

[signature of witness]

Trent N. Tappe

[print name of witness]

Address

75 Rockefeller Plaza

New York, NY 10019

Occupation

Lawyer

Executed as a deed by WARNER MUSIC BENELUX N.V. acting by:

/s/ Martin Jessurun

[signature of director]

Martin Jessurun

[print name of director]

Director

in the presence of:

/s/ Sophie Boyle

[signature of witness]

Sophie Boyle

[print name of witness]

Address

28 Kensington Church Street

London

W8 4EP

Occupation

Treasurer

Executed as a deed by WARNER MUSIC GROUP GERMANY HOLDING GMBH acting by:

/s/ Bernd Dopp

[signature of director]

Bernd Dopp

[print name of director]

Director

in the presence of:

/s/ David Clay

[signature of witness]

David Clay

[print name of witness]

Address

90 High Holborn

London

WC1V 6XX

Occupation

Trainee Solicitor

Executed as a deed by WARNER MUSIC DENMARK A/S acting by:

/s/ Jonas Siljemark /s/ Martin Forsman

[signature of director]

Jonas Siljemark Martin Forsman

[print name of director]

Director

in the presence of:

/s/ RD Booker

[signature of witness]

RD Booker

[print name of witness]

Address

28 Kensington Church St

W8 4EP

Occupation

Tax

Executed as a deed by WARNER MUSIC NORWAY A/S

acting by:

Martin Forsman

[signature of director]

/s/ Martin Forsman

[print name of director]

Director

in the presence of:

/s/ RD Booker

[signature of witness]

RD Booker

[print name of witness]

Address

28 Kensington Church St

W8 4EP

Occupation

Tax

Executed as a deed by WARNER MUSIC POLAND SPZOO acting by:

/s/ Bernd Dopp

[signature of director]

Bernd Dopp

[print name of director]

Director

in the presence of:

/s/ David Clay

[signature of witness]

David Clay

[print name of witness]

Address

90 High Holborn

London

WC1V 6XX

Occupation

Trainee Solicitor

Executed as a deed by WARNER MUSIC SPAIN S.L. acting by:

/s/ Jose Carlos Sanchez Morales

[signature of director]

Jose Carlos Sanchez Morales

[print name of director]

Director

in the presence of:

/s/ Kenneth Cole

[signature of witness]

Kenneth Cole

[print name of witness]

Address

Calle Orion, 44

Alalpardo, 28130

Madrid, Spain

Occupation

Accountant

Executed as a deed by WARNER MUSIC SWEDEN AB acting by:

/s/ Jonas Siljemark /s/ RD Booker

[signature of director]

Jonas Siljemark RD Booker

[print name of director]

Director

in the presence of:

/s/ Martin Forsman

[signature of witness]

Martin Forsman

[print name of witness]

Address

Ulvsunda Slottsväg 15

167 33 Bromma

Sweden

Occupation

CEO

Executed as a deed by WMG ACQUISITION CORP. acting by:

/s/ Paul Robinson

[signature of authorised signatory]

Paul Robinson

[print name of authorised signatory]

Authorised Signatory

in the presence of:

/s/ Trent N. Tappe

[signature of witness]

Trent N. Tappe

[print name of witness]

Address

75 Rockefeller Plaza

New York, NY 10019

Occupation

Lawyer

CONFORMED COPY DATED 28 JUNE 2013

STRICTLY PRIVATE AND CONFIDENTIAL

Share Sale and Purchase

Agreement

relating to PLG Holdco

Limited and Others

Dated                                 6 February 2013

EGH1 BV (1)

EMI Group Holdings BV (2)

Delta Holdings BV (3)

Universal International Music BV (4)

The Buyers (5)

WMG Acquisition Corp. (6)

~~EXECUTION VERSION~~

TABLE OF CONTENTS

INTRODUCTION		1
OPERATIVE PROVISIONS		1
1	Definitions	1
2	Sale and purchase of the Target Shares	~~15~~20
3	Consideration	~~15~~20
4	Conditions	~~16~~21
5	Position pending Completion	~~21~~26
6	Longstop Date Payment	~~21~~26
7	Completion	~~23~~29
8	Completion Statement	~~25~~32
9	The Reorganisation	~~26~~33
10	Seller Warranties	~~28~~35
11	Buyer Warranties	~~29~~36
12	UK employment	~~29~~36
13	Buyer undertakings	~~30~~37
14	[***]	~~35~~42
15	Protection of the interests of the Buyers	~~35~~42
16	Seller Undertaking	~~36~~43
17	Buyers’ Guarantee	~~40~~47
18	Buyers’ Representative	~~42~~49
19	Sellers’ Guarantee	~~42~~50
20	Sellers’ Representative	~~44~~52
21	Announcements	~~45~~53
22	Confidentiality	~~45~~53
23	Entire agreement	~~46~~54
24	Assignment and transfer	~~47~~54
25	Costs and expenses	~~48~~55
26	Interest on late payments	~~48~~56
27	No set-off	~~48~~56
28	Effect of Completion	~~49~~56
29	Waiver	~~49~~56
30	Variation	~~49~~57
31	Severance	~~49~~57
32	Further assurance	~~49~~57
33	Notices	~~49~~57
34	Counterparts	~~51~~59
35	Governing law	~~51~~59
36	Jurisdiction	~~52~~60
37	Interpretation	~~52~~60
38	Rights of third parties	~~53~~61
~~131~~71

DATE	6 February 2013

PARTIES

(1)	EGH1 BV, a company duly incorporated and existing under the laws of the Netherlands with number ~~56674576~~56674570 whose principal place of business is at Gerrit van der Veenlaan 4, 3743 DN Baarn, the Netherlands (“EMIGH 1”);

(2)	EMI GROUP HOLDINGS BV, a company duly incorporated and existing under the laws of the Netherlands with number 33208684 whose statutory seat is in the Netherlands and whose principal place of business is at ~~27 Wrights Lane~~ 364-366 Kensington High Street, London~~,~~ W14 8 ~~5SW~~NS (“EMIGH”);

(3)	DELTA HOLDINGS BV, a company duly incorporated and existing under the laws of the Netherlands with number 33241842 whose statutory seat is in the Netherlands and whose principal place of business is at ~~27 Wrights Lane~~ 364-366 Kensington High Street, London~~,~~ W14 8 ~~5SW~~NS (“Delta”);

(4)	UNIVERSAL INTERNATIONAL MUSIC BV, a company duly incorporated and existing under the laws of the Netherlands with number ~~3101849~~31018439, whose principal place of business is at Gerrit van der Veenlaan 4, 3743 DN Baarn, the Netherlands (the “Sellers’ Guarantor”);

(5)	THE COMPANIES whose names, company numbers and registered offices are set out in Part 4 of Schedule 1 (together the “Buyers” and each a “Buyer”); and

(6)	WMG ACQUISITION CORP., a company duly incorporated and existing under the laws of Delaware, whose principal place of business is at 75 Rockefeller Plaza New York, NY 10019 USA (the “Buyers’ Guarantor”).

INTRODUCTION

(A)	The Sellers have agreed to sell to the Buyers, and the Buyers have agreed to purchase, the Target Shares for the Consideration and otherwise in the manner and on and subject to the terms of this Agreement.

(B)	A member of the Buyers’ Group wishes to purchase, and the relevant ~~Seller~~member of the Sellers’ Group may wish to sell, the shares of EMI France for additional consideration and otherwise in the manner and on and subject to the terms of the France Put Option.

(C)	A member of the Buyers’ Group wishes to purchase, and the relevant members of the Sellers’ Group wish to sell, the shares of PLG Classics Germany GmbH for additional consideration and otherwise in the manner and on and subject to the Germany SPA.

OPERATIVE PROVISIONS

1	Definitions

In this Agreement, except where a different interpretation is necessary in the context, the words and expressions set out below shall have the following meanings:

Accounts Date	31 March 2012

ADSP	the agreed departures from the Separation Plan and Separation Agreement

Affiliate	in relation to any body corporate (whether or not registered in the United Kingdom), any holding company or subsidiary of such body corporate or any subsidiary of a holding company of such body corporate in each case from time to time

Aggregate Payments	(a)	if Completion occurs, the aggregate of (i) limbs (a), (b), (c) and (e) of the definition of Consideration, (ii) France EV and (iii) Germany EV; or

	(b)	where clause 6 applies, the Longstop Date Payment

Aggregated Intercompany Balance	the aggregate amounts receivable by any member of the Completion Statement Group from any member of the Sellers’ Group, less the aggregate amounts payable by any member of the Completion Statement Group to any member of the Sellers’ Group, each as at the Effective Time and as set out in the Completion Statement

~~Aggregate Payments~~	~~(a)~~	~~if Completion occurs, the Consideration actually received by the Sellers or members of the Sellers’ Group and the France EV; or~~

	~~(b)~~	~~where clause 6 applies, the Longstop Date Payment~~

Agreed Form Documents	any documents in the “agreed form”, meaning in this Agreement any documents in terms agreed between a Buyer and a Seller and signed for identification by or on behalf of such Buyer and Seller, including those documents listed in Schedule 9

this Agreement	this agreement including the Introduction and the Schedules

Applicable Law	an enforceable law or regulation, or any enforceable judgment, injunction, order or decree by any court or Authority

Approval	has the meaning given in clause 4.12

Artist VDD Reports	the vendor due diligence reports relating to the PLG Key Artists and intellectual property matters in folder 1.1.1.4.1 of the Data Room

Audit Claim	any audit claim made against any member of the Target Group and notified in writing to such member of the Target Group by legal advisers, accountants or other professional advisers to a Current Artist where the amount claimed is or is expected by the relevant Seller to give rise to a liability of more than £250,000 (or equivalent value in another currency)

Authority	any governmental, regulatory or other authority and “Authorities” shall be construed accordingly

Books and Records	all notices, correspondence, orders, inquiries, Tax returns, work papers, drawings, plans, books of account and other documents and all other computer disks or other information stored in electronic form

Business	collectively, the businesses of the Target Group at the date hereof

Business Day	a day other than a Saturday, Sunday or public holiday on which banks are open in London and the City of New York for general commercial business

Buyers’ Group	the Buyers and any of their respective Affiliates from time to time (and including, as from Completion, the ~~Target~~Completion Statement Group)

Buyers’ Guarantee	has the meaning given in clause 17

Buyers’ Guaranteed Obligations	has the meaning given in clause 17

~~Buyer HSR Obligations Breach~~	~~has the meaning given in clause 4.20~~

Buyers’ Nominated Account	the account or accounts notified by the Buyers’ Representative to the Sellers’ Representative in accordance with clause 33 from time to time, in any event not less than five Business Days prior to any relevant payment

Buyers’ Representative	the Buyers’ Guarantor or any other person appointed as the Buyers’ Representative in accordance with clause 18.2

Buyer Transferring Employees	those persons who EMIGH 1 and the relevant Buyer agree in writing at least five Business Days prior to Completion shall be treated as Buyer Transferring Employees for the purposes of this Agreement

Buyer Warranties	the warranties given by each of the Buyers in clause 11 and Schedule 4 and each such warranty shall be a “Buyer Warranty”

Carve Out Financial Information	the aggregated balance sheet as at 31 March 2012 for the PLG Perimeter Group as set out on page 139 of the KPMG Financial Due Diligence Report

Cash	in respect of the Completion Statement Group, the aggregate of any cash, bank deposits, cash in hand or cash equivalents, per the general ledger and other items specified as Cash in paragraph 2 of Part 1 of Schedule 6, in all cases as at the Effective Time, as set out in the Completion Statement

CID	has the meaning given in clause 4.20

Claim	a claim (other than a Tax Claim) for breach of any provision of this Agreement or any of the other Transaction Documents (other than the Separation Agreement and the Separation Documents)

Code	the US Internal Revenue Code of 1986 (as amended from time to time)

Commission	the European Commission

Commission Decision	the Commission’s clearance decision COMP/M.6458 Universal Music Group/EMI Music

Commitment Letters	the Equity Commitment Letter and the Debt Commitment Letter

Completion	completion of the sale and purchase of the Target Shares in accordance with the terms of this Agreement

Completion Date	has the meaning given in clause 7.2

Completion Payment	the estimated Consideration being an amount equal to the sum of:

(a) the Enterprise Value; less

(b) Estimated Debt; plus

(c) Estimated Cash; plus

(d) the Estimated Aggregated Intercompany Balance (which, if negative, will reduce the estimated Consideration for the Target Shares); plus

(e) the Estimated Working Capital Adjustment (which, if negative, will reduce the estimated Consideration for the Target Shares)

Completion Statement	in respect of the Completion Statement Group, the final and binding aggregated statement to be prepared in accordance with Schedule 6

Completion Statement Group	the Target Group ~~and the~~, EMI France Group and PLG Classics Germany GmbH

~~Conclusion of the France Consultation~~ 	~~has the meaning given to “Date of Completion of the Consultation Process” in the France SPA~~

Conditions	the conditions to Completion specified in clause 4.1 of this Agreement and “Condition” shall mean any one of them

Confidential Information	all technical, financial, commercial and other information of a confidential nature relating to any or all of the Business including trade secrets, know-how, inventions, product information and unpublished information relating to the intellectual property, marketing and business plans, projections, current and projected plans or internal affairs of any member of the Target Group

Consideration	an amount equal to the sum of:

(a) the Enterprise Value; less

(b) Debt; plus

(c) Cash; plus

(d) the Aggregated Intercompany Balance (which, if negative, will reduce the Consideration for the Target Shares); plus

(e) the Working Capital Adjustment (which, if negative, will reduce the Consideration for the Target Shares); plus

(f) the Extension Interest Amount (if any)

Consultation Process	has the meaning given in the France Put Option

Contract Reviews	the contract reviews contained in the Artist VDD Reports

Current Artist	a recording artist who is “primarily attached” (within the meaning of the Commission Decision) to a member of the Target Group Company on the date of this Agreement or a recording artist who becomes “primarily attached” to a Target Group Company between the date of this Agreement and the Completion Date

Cut-off Time	has the meaning given in paragraph 2.2 of Part 1 of Schedule 6

Data Room	the Project Vida “Main Package” electronic data room made available to the Buyers and/or their advisers on the Intralinks Inc. datasite

Debt	in respect of the Completion Statement Group, the aggregate amount of all outstanding loans and other financing liabilities and obligations, including overdrafts and finance leases (and accrued interest (if any) on any such overdrafts and finance leases), transaction costs, transaction bonuses (including any related Taxes but excluding the RP Bonuses), corporation tax and other items specified as Debt in paragraph 2 of Part 1 to Schedule 6 each as at the Effective Time and as set out in the Completion Statement excluding, for the avoidance of doubt, the Aggregated Intercompany Balance and Working Capital

Debt Commitment Letter	the executed debt commitment letter from Credit Suisse ~~Securities~~ AG and others to ~~WMG Acquisition Corp.~~the Buyers’ Guarantor dated 6 February 2013, as amended, supplemented, or replaced in compliance with this Agreement pursuant to which, and subject to the terms of which, such Debt Financing Sources have committed to provide the Buyers’ Guarantor with debt financing of the type and in the amounts described therein, the proceeds of which will be used to consummate the transactions contemplated by this Agreement

Debt Financing	the debt financing to be provided pursuant to the Debt Commitment Letter or any alternative financing arrangements or agreements entered into by the Buyers and/or the Buyers’ Guarantor in accordance with clause 13.11

Debt Financing Sources	the financial institutions who are parties to the Debt Commitment Letter and such other persons as may from time to time commit to provide, or otherwise enter into agreements with respect to, the Debt Financing, together with their Affiliates, officers, directors, employees, agents and representatives involved in the Debt Financing and each of the foregoing’s respective successors and assigns

Degrouping Claim	means a claim under clause 2.1(b) of the Tax Deed in relation to a degrouping charge in PLG Holdco Limited under s179(3) TCGA 1992 in respect of its acquisition of Parlophone Records Limited (formerly known as EMI Records Limited) from EMI Limited as part of the Vida Reorganisation (as defined in the Tax Deed)

Delta Belgium Share	the 1 share in EMI Belgium held by Delta

Determination Date	the date upon which the Completion Statement is agreed between the Buyers’ Representative and the Sellers’ Representative or otherwise becomes final and binding on the parties in accordance with Schedule 6

Directors	the persons specified as directors of any member of the Target Group in Part 1 of Schedule 1 and any director of any Subsidiary (the expression “Director” meaning any of them)

Disclosure Documents	the Disclosure Letter and the documents attached to or referred to in the Disclosure Letter and the contents of the Data Room

Disclosure Letter	the letter dated the same date as this Agreement from the Sellers and EMI Records France Holdco Limited (formerly known as EMI Music France Holdco Limited) to the Buyers (including a CD-ROM containing a copy of the Data Room), delivered by the Sellers’ Representative to the Buyers’ Representative immediately before execution of this Agreement, of which the Buyers’ Representative has acknowledged receipt

Effective Time	immediately prior to Completion or, in the case of clause 6 only, 5:00 p.m. on the Longstop Date

EMI Belgium	Parlophone Music Belgium BVBA (formerly known as EMI Music Belgium BVBA), short particulars of which are set out in Part 1 of Schedule 1

EMI Belgium Shares	the EMIGH Belgium Shares and the Delta Belgium Share

EMI Czech	EMI Czech Republic s.r.o., short particulars of which are set out in Part 1 of Schedule 1

EMI Czech Interest	the 85.7% ownership interest in EMI Czech held by EMIGH, short particulars of which are set out in Part 1 of Schedule 1

EMI Denmark	Parlophone Music Denmark A/S (formerly known as EMI Music Denmark AS), short particulars of which are set out in Part 1 of Schedule 1

EMI Denmark Shares	the 2,650 shares in EMI Denmark held by EMIGH, short particulars of which are set out in Part 1 of Schedule 1

EMIGH Belgium Shares	the 9,055 shares in EMI Belgium held by EMIGH, short particulars of which are set out in Part 1 of Schedule 1

EMI France	Parlophone Music France SAS (formerly known as EMI Music France SAS), a société par actions simplifiée (company number 542 103 569) whose registered office is at 118~~/~~-126 rue du Mont Cenis, 75018 Paris, France

EMI France Group	EMI France and EMI France’s 51% shareholding in PlayOn SAS

EMI Group Companies	EMI Group Limited ((company number 00229231), whose registered office is at 27 Wrights Lane, London, W8 5SW), and its subsidiary undertakings, from time to time

EMI Group Global	EMI Group Global Limited (company number 07509551) whose registered office is at Citigroup Centre, 25 Canada Square, London, E14 5LB

EMI Group Global Transaction Documents	has the meaning given in clause 13.1(b)

EMI Group Global Undertaking	EMI Group Global or any undertaking which is, at the relevant time (or which were at any time prior to 28 September 2012), a subsidiary undertaking or parent undertaking of EMI Group Global or a subsidiary undertaking of a parent undertaking of EMI Group Global (but excluding any member of the Target Group and any MP Group Companies)

EMI Norway	Parlophone Group Norway AS (formerly known as EMI Group Norway AS), short particulars of which are set out in Part 1 of Schedule 1

EMI Norway Shares	the 7,001 shares in EMI Norway held by EMIGH, short particulars of which are set out in Part 1 of Schedule 1

EMI Poland	Parlophone Music Poland sp.z.o.o. (formerly known as EMI Music Poland sp.z.o.o), short particulars of which are set out in Part 1 of Schedule 1

EMI Poland Shares	the 1,000 shares in EMI Poland held by EMIGH, short particulars of which are set out in Part 1 of Schedule 1

EMI Portugal	Parlophone Group Portugal SGPS Lda (formerly known as EMI Group Portugal SGPS Lda), short particulars of which are set out in Part 1 of Schedule 1

EMI Portugal Shares	the two quotas held in EMI Portugal by EMIGH, short particulars of which are set out in Part 1 of Schedule 1

EMI Records	Parlophone Records Limited (formerly known as EMI Records Limited), (company number 00068172) having its registered office located at 27 Wrights Lane, London W8 5SW

EMI Spain	Parlophone Music Spain, S.L.U (formerly known as EMI Music Spain SL), short particulars of which are set out in Part 1 of Schedule 1

EMI Spain Shares	the 27,200 shares in EMI Spain held by EMIGH, short particulars of which are set out in Part 1 of Schedule 1

EMI Sweden	Parlophone Music Sweden AB (formerly known as EMI Music Sweden AB), short particulars of which are set out in Part 1 of Schedule 1

EMI Sweden Shares	the 45,000 shares in EMI Sweden held by EMIGH, short particulars of which are set out in Part 1 of Schedule 1

Employment Damages	any and all claims (whether or not successful, compromised or settled), actions, proceedings, liabilities, demands, or judgments asserted or established in any jurisdiction and, as incurred, any and all losses, damages, liabilities, costs, expenses (including reasonable legal, investigative and professional costs and expenses in disputing or defending any of the foregoing), any PAYE income tax and primary class 1 (employee) and secondary class 1 (employer) national insurance contributions (or any similar liability to withhold amounts in respect of income tax or social security contributions in any jurisdiction), fines, penalties and clean-up costs

Encumbrance	any interest or equity of any person (including any right to acquire, option or right of pre-emption) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement

Enterprise Value	£~~414,400,000~~363,176,177

Equity Commitment Letter	the executed equity commitment letter from RSB Ltd to the Sellers’ Guarantor, dated 6 February 2013, as amended or supplemented in compliance with this Agreement, to provide the Equity Financing to the Buyers’ Guarantor

Equity Financing	the equity financing that may be provided pursuant to the Equity Commitment Letter

Equity Financing Source	the person who is party to the Equity Commitment Letter and such other persons as may from time to time commit to provide, or otherwise enter into agreements with respect to Equity Financing, together with their Affiliates, officers, directors, employees, agents and representatives involved in the Equity Financing and each of the foregoing’s respective successors and assigns

Estimated Aggregated Intercompany Balance	£0

Estimated Cash	the Sellers’ good faith estimate of Cash

Estimated Debt	the Sellers’ good faith estimate of Debt

Estimated Working Capital Adjustment	the Sellers’ good faith estimate of the Working Capital Adjustment

EU Merger Regulation	has the meaning given to it in clause 4.1(b)(i)

Exchange Rate	with respect to a particular currency for a particular day, the spot bid rate of exchange for that currency into pounds sterling on such date, at the rate quoted by Reuters as at 4:00 p.m. in London on such date

Exclusive Employees

those persons who, as at Completion, are either:

(a)     employed in the United Kingdom and work exclusively for the Business, and who shall be identified in writing to Warner Music Holdings Limited by EMIGH 1 at least five Business Days prior to Completion; or

(b)     employed in the United Kingdom and do not work exclusively for the Business, but who are identified in writing to Warner Music Holdings Limited by EMIGH 1 as being key personnel of the Business, and who the relevant Buyer agrees in writing at least five Business Days prior to Completion shall be treated as Exclusive Employees for the purposes of this Agreement; or

(c) Seller Transferring Employees

Extension Interest Amount	interest, at a rate of five per cent. above the base rate from time to time of Barclays Bank plc, accruing on a daily basis if Completion occurs, on the aggregate of (i) ~~elements~~limbs (a) ~~to~~, (b), (c) and (e) of the definition of Consideration ~~and~~, (ii) the France EV plus (iii) the Germany EV, from and including the date which is four months after the date hereof until and excluding the Completion Date, minus (iv) US$ 750,000

Financing	the Debt Financing and the Equity Financing

Financing Sources	the Debt Financing Sources and the Equity Financing Sources

France Completion	has the meaning given in the France SPA

France EV	£~~72,600,000~~122,132,823

France Put Option	the binding put option dated the date of this Agreement and irrevocably granted by Warner Music Holdings BV to the benefit of ~~the persons named therein~~EMI Records France Holdco Limited (formerly known as EMI Music France Holdco Limited) with respect to EMI France

France SPA	the Agreed Form Document appended to the France Put Option pursuant to which, subject to the satisfaction of conditions stated therein, ~~the relevant member of the Sellers’ Group~~EMI Records France Holdco Limited (formerly known as EMI Music France Holdco Limited) agrees to sell EMI France to ~~a member of the Buyers’ Group~~Warner Music Holdings B.V.

Fundamental Claim	a claim for breach of any Fundamental Warranty, the Seller Warranty at paragraph 8 of Schedule 3, or pursuant to clause 2 or clause 8

Fundamental Warranties	the Seller Warranties set out in paragraphs 1.1, 1.2, 2 and 3 of Schedule 3 and each shall be a “Fundamental Warranty”

Germany EV	£1,691,000

~~Fundamental Claim~~Germany SPA	~~a claim for breach of any Fundamental Warranty, the Seller Warranty at paragraph 8 of Schedule 3, or pursuant to clause 2 or clause 8~~ the Agreed Form Document pursuant to which, subject to the satisfaction of conditions stated therein, EMI Recorded Music GmbH and Universal Music Entertainment GmbH agree to sell PLG Classics Germany GmbH to Warner Music Group Germany Holding GmbH

Group Relief Letter	the agreed form letter between EMIGH 1 and Warner Music Holdings Limited in respect of group relief surrenders for the accounting period current at Completion

HSR Act	has the meaning given in clause 4.1(c)

HSR Filing	has the meaning given in clause 4.17

IA 1986	has the meaning given in Schedule 3

IFRS	International Financial Reporting Standards issued by the International Accounting Standards Board, interpretations issued by the International Financial Reporting Interpretations Committee, International Accounting Standards issued by the International Accounting Standards Committee and the interpretations issued by the Standing Interpretations Committee, each as endorsed by the Commission for application within the EU and in force as at the relevant date

Independent Accountants	either:

(a) PricewaterhouseCoopers LLP;

(b)     in the event that the firm of accountants named in paragraph (a) above ~~are~~is unwilling or unable to act an independent firm of chartered accountants of international repute agreed by the Sellers’ Representative and the Buyers’ Representative not being the auditors of any of the Buyers, any of the Sellers or any member of the Target Group; or

(c)     in default of agreement as to the identity of that independent firm within ten Business Days of the Sellers’ Representative or the Buyers’ Representative notifying the other of its wish to appoint an independent firm, a specific member of an independent firm of chartered accountants to be nominated on the application of the Sellers’ Representative or the Buyers’ Representative by the President for the time being of the Institute of Chartered Accountants in England and Wales

Key Artist Contracting Party	the parties (other than members of the Target Group) to the contracts identified in the Contract Reviews

KPMG Financial Due Diligence Report	the document entitled “Project Vida – Vendor Initiated Financial Due Diligence Report” prepared by KPMG, dated 15 December 2012

Longstop Date	[***]

Longstop Date Payment	has the meaning given in clause 6.1

Material Litigation	any litigation, administrative, mediation or arbitration proceedings between any member of the Target Group and a third party in which:

(a) formal court proceedings have been issued and served on or by such member of the Target Group and are on-going; and

(b)     where the amount claimed by the third party claimant or by such member of the Target Group is or is expected by the relevant Seller to give rise to a claim of more than £250,000 (or equivalent value in another currency)

Member State	has the meaning given in clause 4.1(b)(iv)

MP Group Companies	those companies listed in Schedule 8

Nile Claim	any Tax Claim under clauses 2.1(c) or 2.1(e) of the Tax Deed

Non-ordinary Course Tax ~~Claims~~Claim

any claim pursuant to:

(a)     clause 2.1(a) of the Tax Deed which is outside the ordinary course of business;

(b)     clause 2.1(b) of the Tax Deed;

(c)     clause 2.3 of the Tax Deed; or

(d)     clause 2.4 of the Tax Deed

~~Non~~non-PLG Party	has the meaning given in the Separation Agreement

Opinion	has the meaning given in the France Put Option

Payment	has the meaning given to it in clause 6.10

Pending Litigation	any actions, proceedings or regulatory investigations pursued by a third party against any member of the Target Group in which:

(a) formal legal proceedings have not been issued and served on such member of the Target Group;

(b) a demand letter, letter before action or similar letter has been sent by outside counsel on behalf of the relevant third party to such member of the Target Group; and

(c) where the claimed amount notified in such letter is expected to give rise to a claim of more than £250,000 (or equivalent value in another currency)

PlayOn SAS	PlayOn SAS, a société par actions simplifiée (company number 488 124 819) whose registered office is at 110 boulevard Jean Jaurès, 92100 Boulogne Billancourt, France

PLG Holdco	PLG Holdco Limited, short particulars of which are set out in Part 1 of Schedule 1

PLG Key Artists	has the meaning given in the Artist VDD Reports

PLG Key Non-Classical Artists	the PLG Key Artists (excluding the UK Key Classical Artists) identified in the Artist VDD Reports

PLG Perimeter Group	the members of the Target Group referred to under the heading ‘definition of the sale group (PLG)’ on page 19 of the KPMG Financial Due Diligence Report

PLG Share	the 1 ordinary share in PLG Holdco held by EMIGH 1, short particulars of which are set out in Part 1 of Schedule 1

[***]	[***]

[***]	[***]

Queen Option	the option agreement in the Agreed Form relating to certain Queen repertoire

Reliance Letters	the reliance letters in the customary form in favour of the Buyers from the professional advisers relating to the VDD Reports, delivered on Completion

Relief	the same meaning as in the Tax Deed

Reorganisation	the internal reorganisation of the Sellers’ Group (including for these purposes the Target Group) as contemplated by the Separation Plan so far as it relates to the Target Group, as amended, changed or varied in accordance with clause 9

~~Reliance Letters~~	~~the reliance letters from certain professional advisers relating to the VDD Reports, delivered on Completion~~

RP Bonuses	any unpaid tranches of the cash bonuses payable to eligible participants of the RP Scheme

RP Scheme	the retention programme introduced by EMI Records for the benefit of certain key executives and employees of itself and certain of its Affiliates, as detailed in the Terms and Conditions of the Retention Compensation Programme dated 28 September 2012

Second Request	has the meaning given in clause 4.19

Sellers	EMIGH 1, EMIGH and Delta

~~Sellers’ Completion Documents~~	~~the Tax Deed, the Separation Agreement and any other documents which are to be executed by (any of) the Sellers pursuant to this Agreement~~

Sellers’ Group	the Sellers and any of their Affiliates excluding the ~~Target~~Completion Statement Group, unless expressly provided otherwise

Sellers’ Guarantee	has the meaning given in clause 19.3

Sellers’ Guaranteed Obligations	has the meaning given in clause 19.2

Sellers’ Nominated Account

either:

(a) Account name: VIVENDI SA

Bank:     HSBC PARIS (CCFRFRPP)

IBAN:    FR7630056000240024209656452

Correspondent Bank:    HSBC London (MIDLGB22); or

~~the~~(b) such other account or accounts maintained outside the United Kingdom notified by the Sellers’ Representative to the Buyers’ Representative in accordance with clause 33 from time to time, in any event not less than five Business Days prior to any relevant payment

Sellers’ Representative	the Sellers’ Guarantor or any person appointed as Sellers’ Representative in accordance with clause ~~20~~20.2

Sellers’ Solicitors	SJ Berwin LLP of 10 Queen Street Place, London EC4R 1BE

Seller Transferring Employees	those persons who EMIGH 1 and the relevant Buyer agree in writing at least five Business Days prior to Completion shall be treated as Seller Transferring Employees for the purposes of this Agreement

Senior Employee	any person employed by any Target Company between the date of this Agreement and Completion with a base annual salary as at the date of this Agreement of £150,000 or more excluding those persons set out in Schedule 10

Seller Warranties	the warranties given by each of the Sellers in clause 10 and Schedule 3 and each such warranty shall be a “Seller Warranty”

Separation Agreement	the separation agreement between ~~certain Sellers and certain members of the Target Group~~EMIGH1 and Warner Music Holdings Limited dated the same date as this Agreement

Separation Documents	the Agreed Form Documents which relate to and implement the Reorganisation which (for the avoidance of doubt) shall include the Separation Plan

Separation Plan	has the meaning given to it in the Separation Agreement

Specified Assets	the following assets, identified in the KPMG Financial Due Diligence Report: (a) French warehouse (page 170); (b) Citigroup fees (page 160); and (c) Spain TV station claim (page 179)

Step Change	has the meaning given to it in clause 9.4

Subsidiaries	those companies or other legal entities, short particulars of which appear in Part 3 of Schedule 1 and “Subsidiary” shall mean any one of the Subsidiaries

Target Companies	those companies or other legal entities, short particulars of which appear in Part 1 of Schedule 1 and “Target Company” shall mean any one of the Target Companies

Target Group	the Target Companies and the Subsidiaries

Target Shares	the PLG Share, the EMI Belgium Shares, the EMI Czech Interest, the EMI Denmark Shares, the EMI Norway Shares, the EMI Poland Shares, the EMI Portugal Shares, the EMI Spain Shares and the EMI Sweden Shares

Tax Claim	a claim under the Tax Deed

Tax Deed	the Agreed Form Document (or such Agreed Form Document as is amended as agreed between the Sellers’ Representative and the Buyers’ Representative) being the deed of covenant relating to Taxation between, amongst others, the Sellers, the Buyers, the Sellers’ Guarantor and the Buyers’ Guarantor

Tax Matters	has the meaning given in clause 13.3

Taxation or Tax	the same meaning as in the Tax Deed

Taxing Authority	the same meaning as in the Tax Deed

Third Party EV	has the meaning given in clause 6.6

Third Party Financial Debt	in respect of the Completion Statement Group, the aggregate amount of all outstanding third party financial loans and similar financing liabilities and obligations

Transaction	has the meaning given in clause 4.1(b)(i)

Transaction Documents	(a) this Agreement;

(b) the Tax Deed;

(c) the Disclosure Letter;

(d) the Separation Agreement;

(e) the Separation Documents;

(f) the France Put Option; and

(g) the France SPA

[***]	[***]

[***]	[***]

[***]	[***]

Transfer Regulations	the Transfer of Undertakings (Protection of Employment) Regulations 2006

Transitional Services Agreements	the Agreed Form Documents (or such Agreed Form Documents as are amended as agreed between the Sellers’ Representative and the Buyers’ Representative) relating to the provision of certain transitional services between certain members of the Target Group and certain members of the Sellers’ Group

UK Key Classical Artists	[***]

UMG Selected Employees	those persons who are agreed between the parties as UMG Selected Employees

~~UMGMH~~UMHL	Universal Music Holdings Limited (company number 05344517) whose registered office is at 364-366 Kensington High Street, London W14 8NS

US	United States of America

VAT	~~value added~~Value Added Tax as provided for in VATA and subordinate legislation made under VATA, each enacted (whether before or after the date of this Agreement) or in any primary or secondary legislation promulgated by the European Community, or any official body or agency of the European Community, including without limitation EC Directive 2006/112/EC as amended, modified or re-enacted (whether before or after the date of this Agreement), and any similar goods and services, sales, consumption or turnover Tax whether within the European Community or elsewhere in the world

VATA	the UK Value Added Tax Act 1994 as amended, modified or re-enacted

VDD Reports	the vendor due diligence reports prepared by certain professional advisers of the Sellers’ Group as contained in the Data Room

Warner Licence	the licence agreement entered into between WEA International Inc. and Parlophone Music International Services Limited (formerly known as EMI Music International Services Limited) dated 4 December 2008

Warranty Claim	a Claim which relates to a purported breach of a Seller’s Warranty

Workers Council	has the meaning given in the France Put Option

~~Working Capital Adjustment~~

~~an amount equal to the sum of:~~

~~(a)     Working Capital; less~~

~~(b)     Working Capital Target,~~

~~provided that where this would result in an amount equal to or between £-2,000,000 and £2,000,000 the Working Capital Adjustment shall be zero~~

Working Capital	in respect of the Completion Statement Group, the aggregate of inventory, trade and other receivables, advances, prepayments, royalty and copyright receivables, other current assets, trade payables and accruals, deferred income, royalty and copyright payables, operating provisions and other items specified as Working Capital in paragraph 2 of Part 1 to Schedule 6, as at the Effective Time and as set out in the Completion Statement

Working Capital Adjustment

an amount equal to the sum of:

(a)     Working Capital; less

(b)     Working Capital Target,

provided that where this would result in an amount equal to or between £-2,000,000 and £2,000,000 the Working Capital Adjustment shall be zero

Working Capital Target	£-93.6 million

2	Sale and purchase of the Target Shares

2.1	EMIGH 1 shall at Completion sell and the relevant Buyer shall purchase the PLG Share together with all rights attaching to it at Completion and free from all Encumbrances.

2.2	EMIGH shall at Completion sell and the relevant Buyers shall purchase the:

(a)	EMIGH Belgium Shares;

(b)	EMI Czech Interest;

(c)	EMI Denmark Shares;

(d)	EMI Norway Shares;

(e)	EMI Poland Shares;

(f)	EMI Portugal Shares;

(g)	EMI Spain Shares; and

(h)	EMI Sweden Shares,

together with all rights attaching to them at Completion and free from all Encumbrances.

2.3	Delta shall at Completion sell and the relevant Buyer shall purchase the Delta Belgium Share held by Delta together with all rights attaching to it at Completion and free from all Encumbrances.

2.4	Each Seller shall procure that, on or prior to Completion, any and all rights of pre-emption over any of the Target Shares set out against such Seller’s name in Part 2 of Schedule 1 conferred either by the articles of association or other constitutional documents of the relevant Target Company or Target Companies (as applicable) or in any other way are irrevocably waived by the persons entitled thereto.

3	Consideration

3.1	In consideration of the sale of the Target Shares in accordance with the terms of this Agreement, the relevant Buyers shall pay the relevant Sellers ~~the percentage of~~in aggregate the Consideration which shall be apportioned between the relevant Buyers and the relevant Sellers by reference to (i) that part of the Completion Payment set out against their names in column 10 of Part 2 of Schedule 1~~.~~ and (ii) any adjustments to that amount, in relation to the Debt, Cash, Aggregated Intercompany Balance and Working Capital Adjustment of and relating to the relevant Target Company, pursuant to Schedule 6 and Clause 8 of this Agreement.

3.2	Any payment made by or on behalf of any of the Sellers to or on behalf of any of the Buyers under or in respect of any breach of this Agreement (including in respect of any Claim or pursuant to the indemnities set out in clauses 9.6 and ~~12.4~~12.2 of this Agreement) or pursuant to the Tax Deed shall be and shall be deemed to be a reduction in the price paid for the Target Shares by the relevant Buyer to the relevant Seller under this Agreement to the extent legally possible.

3.3	To the extent that any of the Specified Assets are converted into Cash at any time on or after Completion, the aggregate proceeds shall be paid by the relevant member of the Buyers’ Group, within five Business Days of each receipt of such proceeds, to the relevant Seller without deduction or set off, save with regard to the French warehouse which proceeds shall be paid after all costs of sale and any Tax thereon.

4	Conditions

4.1	Completion is conditional upon the following Conditions being satisfied (or, where applicable, waived) in accordance with the terms of this Agreement:

(a)	the Commission issuing a decision to the Sellers’ Representative approving the Buyers and the terms of this Agreement and the other Transaction Documents pursuant to the Commission Decision;

(b)	the occurrence of any one of the following events:

(i)	the Commission issuing a final decision under Article 6.1(a) of Council Regulation (EC) 139/2004 (the “EU Merger Regulation”), declaring that the proposed acquisition of the Target Shares and the shares in EMI France pursuant to this Agreement and the France SPA respectively (the “Transaction”) falls outside the scope of the EU Merger Regulation;

(ii)	the Commission issuing a final decision under Article 6.1(b), Article 8(1) or Article 8(2) of the EU Merger Regulation declaring the Transaction compatible with the internal market without attaching to its decision any condition or obligation;

(iii)	the Commission issuing a final decision pursuant to either Article 6.1(b) or Article 8(2) of the EU Merger Regulation, such decision in either case declaring the Transaction compatible with the internal market subject to the fulfilment of one or more conditions or obligations and provided that, in the event that any such condition or obligation constitutes a bar to Completion, it has been satisfied;

(iv)	the relevant time periods for a decision under Article 6(1) or Article 8 of the EU Merger Regulation (as the case may be) in respect of the Transaction expiring without the Commission adopting such a decision and if any request has been made by a Member State of the European Union (“Member State”) under Article 9(2) of the EU Merger Regulation, the Commission confirming that it will not refer the Transaction (or any part thereof) or any matter relating thereto, to a competent Authority of such Member State under Article 9(1) of the EU Merger Regulation;

(v)	after any referral or deemed referral by the Commission under Articles 9(1) or 9(5) of the EU Merger Regulation respectively of all or part of the Transaction to the competent Authority of one or more Member States:

(A)	if all of the Transaction is so referred, the issuing by the said competent Authority or Authorities of a final decision or decisions which satisfy (or together satisfy) clauses 4.1(b)(i) to (iii) above (those clauses being interpreted mutatis mutandis); or

(B)	if part of the Transaction is so referred, the issuing by the said competent Authority or Authorities of a final decision or decisions which in conjunction with a decision of the Commission, together satisfy clauses 4.1(b)(i) to (iii) above (those clauses being interpreted mutatis mutandis);

(c)	the expiry or termination of any applicable waiting period (and any extension thereof) under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) relating to the Transaction and this Condition shall be deemed not to have been satisfied if, prior to 5.00 p.m. on the Longstop Date, any US Authority has enacted, issued, enforced or entered into any Applicable Law or governmental order that prohibits or makes illegal completion of the Transaction;

(d)	the occurrence of any one of the following events:

(i)	the expiry of the statutory four-week waiting period pursuant to Section 11(1) of the Austrian Cartel Act without either of the statutory parties having requested an examination of the Transaction; any waiver by way of the statutory parties of a request to examine the Transaction pursuant to Section 11(4) of the Austrian Cartel Act, or the withdrawal by the statutory parties of their respective requests for an examination of the Transaction;

(ii)	a legally binding (“rechtskräftig”) clearance decision by the Austrian Cartel Court pursuant to Section 12 of the Austrian Cartel Act; a legally binding decision by the Austrian Cartel Court that no notifiable event arises in respect of the Transaction; or a legally binding decision of the Austrian Cartel Court to terminate the proceedings pursuant to Section 14(1) of the Austrian Cartel Act; or

(iii)	a decision by the Austrian Supreme Cartel Court clearing the Transaction, the Austrian Supreme Cartel Court ruling that the Transaction does not constitute a notifiable concentration or the Austrian Cartel Court ruling that the five-month waiting period pursuant to Section 14(1) of the Austrian Cartel Act has expired;

(e)	the occurrence of any of the following events:

(i)	the issuance of a clearance decision by the Conselho Administrativo de Defesa Econômica (“CADE”) approving the Transaction unconditionally or conditional upon the fulfilment of certain specific conditions or obligations and, in case the Transaction is solely reviewed and approved by CADE Superintendent General, the elapsing or termination of the relevant period of 15 days after the publication of CADE’s clearance decision in the Brazilian Federal Official Gazette without any opposition to the approval of the Transaction made by a third party or by any of CADE’s Commissioners; or

(ii)	the elapsing or termination of the applicable statutory period under the Brazilian Competition Act (Law #12.529/2012) counted as from the filing of the Transaction to CADE or from its amendment if so determined by CADE;

(f)	the ~~Conclusion of~~ Date of Completion of the Consultation Process (as defined in the France ~~Consultation~~Put Option) having occurred.

4.2	The Condition set out at clause 4.1(f) is for the benefit of the Sellers and as such may be waived immediately prior to the Longstop Date by the Sellers’ Representative on behalf of the relevant Sellers by notice in writing served on the Buyers’ Representative in accordance with clause 33.

4.3	If by 5.00 p.m. on the Longstop Date:

(a)	the Condition at clause 4.1(f) has not been satisfied or waived by the Sellers’ Representative pursuant to clause 4.2; and

(b)	each of the Conditions at clauses 4.1(a), (b), (c), (d) and (e) has been satisfied; ~~and~~

~~(c)~~	~~the Date of Completion of the Consultation Process (as defined in the France Put Option) has not occurred;~~

the Buyers’ Representative shall be entitled in its absolute discretion to waive the Condition at clause 4.1(f) by notice in writing served on the Sellers’ Representative in accordance with clause 33.

4.4	The Sellers and the Buyers agree that if any waiver is made in accordance with clause 4.2 or 4.3, they shall use their respective reasonable endeavours to agree such amendments as are necessary to be made to this Agreement, the France SPA and the Tax Deed, and to agree all such other documents and do all such other things, to put the parties in the same position as if completion of the sale of EMI France had occurred on the Completion Date.

4.5	If by 5.00 p.m. on the Longstop Date any of the Conditions have not been satisfied, or have not been deemed to have been satisfied under clause 4.1(c) or waived, or at any time prior to 5.00 p.m. on the Longstop Date the Sellers’ Representative acting reasonably determines that any of the Conditions is no longer capable of being satisfied by 5.00 p.m. on the Longstop Date, then the Sellers’ Representative may by notice to the Buyers’ Representative:

(a)	extend the Longstop Date, subject to the approval of the Commission; or

(b)	terminate this Agreement, provided that such termination will not affect the Buyers’ obligation to make the Longstop Date Payment pursuant to clause 6.

4.6	If the Buyers’ Representative reasonably ~~request for~~requests that the Longstop Date ~~to~~ be extended in circumstances other than those set out in clause 4.5, the Sellers’ Representative may extend the Longstop Date (but is not obliged to do so), subject always to the prior approval of the Commission.

4.7	If the Sellers’ Representative extends the Longstop Date in accordance with clause 4.5, the provisions of this Agreement (including clause 4.5 or clause 4.6 and clause 6 (but excluding the definition of Extension Interest Amount)) shall apply as if references herein to the Longstop Date are deemed to be references to the new Longstop Date.

4.8	If the Sellers’ Representative exercises its right of termination pursuant to ~~clauses~~clause 4.5~~, 4.19 or 4.20~~ of this Agreement (other than clauses 1, 6, 10.4, 17, 21, 22, 23, 24, 25, 29, 30, 31, 32, 33, 34, 35, 36, 37 and 38 which shall continue in full force and effect) shall terminate and no party shall have any claim of any nature whatsoever against the other parties under this Agreement, but termination shall not affect any party’s accrued rights and obligations as at the date of termination (including, for the avoidance of doubt, any accrued rights and obligations pursuant to clause 6).

4.9	The Buyers shall procure that each member of the Buyers’ Group shall use its best endeavours to procure that the Conditions in clauses 4.1(a) to 4.1(e) (inclusive) are satisfied as soon as reasonably practicable following the date of this Agreement and, in any event, prior to the Longstop Date. In particular, the Buyers shall procure that each member of the Buyers’ Group shall:

(a)	ensure that any filings, submissions or notifications necessary or desirable to be made by it in connection with the satisfaction of the Conditions are made as soon as reasonably practicable; and

(b)	provide such other information to any Authority as such Authority may request and which it is able to provide as well as making itself available to attend meetings in connection with the satisfaction of the Conditions as soon as reasonably practicable.

4.10	The Sellers and the Buyers shall procure that each member of the Sellers’ Group and the Buyers’ Group, as the case may be, shall use all reasonable endeavours to procure satisfaction of the Conditions at clauses 4.1(b) to 4.1(f), as well as in response to any other merger control investigation which may be initiated in relation to the Transaction. Further to the Buyers’ obligations in clause 4.9 in relation to satisfaction of the Condition in clause 4.1(a), the Sellers shall procure that each member of the Sellers’ Group shall use all reasonable endeavours to procure that the Condition in clause 4.1(a) is satisfied as soon as reasonably practicable following the date of this Agreement and, in any event, prior to the Longstop Date.

4.11	The Buyers shall immediately after the date of this Agreement, engage in pre-notification discussions with the Commission with a view to making a “Form CO” notification in accordance with the EU Merger Regulation and otherwise in accordance with all Applicable Laws, within two months of the date of this Agreement (or such later date as the Sellers’ Representative, in its sole discretion, may determine).

4.12	Without limitation to the Buyers’ obligations under clauses, 4.9, 4.10 and 4.11, if an Authority (including but not limited to the Commission), whose approval, clearance, consent, authorisation or permission (collectively, “Approval”) is necessary to satisfy a Condition indicates in the course of formal discussions or communications that such Approval would only be given subject to compliance with certain conditions or commitments (including consent decrees and hold separate orders) by the Buyers or any member of the Buyers’ Group, the Buyers shall accept and agree to the imposition of such conditions and/or offer and give such commitments to the Authority, including conditions or commitments requiring the sale, divestiture, licence or disposition of any of its assets or shares or the assets or shares of any member of the Target Group.

4.13	The Sellers shall, acting in good faith, provide such reasonable assistance as is requested by the Buyers and is reasonably practicable in connection with (i) the preparation of any filing, submission or notification as is reasonably necessary to satisfy the Conditions; or (ii) any formal inquiries by any Authority other than the Authorities relevant to the satisfaction of the Conditions.

4.14	Each of the Sellers’ Representative and the Buyers’ Representative shall:

(a)	keep the other party fully informed regarding progress towards satisfaction of the Conditions;

(b)	as soon as reasonably practicable provide the other party with copies of any written communications and full details of any material oral communications from any Authority whose Approval is necessary to satisfy the Conditions and to permit Completion to take place prior to 5.00 p.m. on the Longstop Date;

(c)	promptly provide the other party where reasonably practicable with draft copies of all material communications to any Authority referred to in clause 4.14(b) at such time as will allow the other party a reasonable opportunity to provide comments on such communications before they are sent; and

(i)	give due consideration to any such comments; and

(ii)	promptly provide the other party with copies of all such communications in the form sent; provided that materials may be provided to external counsel only and/or redacted:

(A)	to remove references concerning the valuation of the Target Companies;

(B)	as necessary to comply with the relevant party’s contractual arrangements; and

(C)	as necessary to address reasonable legal professional privilege or other privilege or confidentiality concerns; and

(d)	not arrange any substantive meeting or, to the extent reasonably practicable, telephone call or discussion with any Authority referred to in clause 4.14(b) in respect of any submissions, filings, investigation (including any settlement of the investigation), litigation or any other inquiry, in each case, in relation to the Conditions unless it consults with the other in advance and, to the extent permitted by such Authority, gives the other the opportunity to attend and participate at such meeting, telephone call or discussion.

4.15	The Buyers further undertake not to, and shall procure that each member of the Buyers’ Group shall not:

(a)	enter into any transaction, or any agreement to effect any transaction (including any merger or acquisition), that might reasonably be expected to make it more difficult, or to increase the time required, to satisfy the Conditions; or

(b)	impose or commence any litigation seeking the imposition of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any proceeding, which would materially delay or prevent Completion prior to the Longstop Date.

4.16	Each of the Buyers and the Sellers shall promptly make any filings, submissions and other notifications and obtain any approvals required under any Applicable Law for the transfer of any Target Shares by or to them (as applicable).

4.17	Each of the Buyers’ Representative and the Sellers’ Representative undertakes to make promptly (but in no event later than ten Business Days after the date of this Agreement) its filing (an “HSR

Filing”) pursuant to the HSR Act with respect to the Transaction and promptly submit to the appropriate Authority any information and documentary material that may be reasonably requested during the initial 30-day waiting period pursuant to the HSR Act.

4.18	If the Sellers’ Representative and the Buyers’ Representative have not received notice of early termination of the initial 30-day waiting period pursuant to the HSR Act by the second to last Business Day prior to the 30th day of such waiting period, each of the Sellers’ Representative and Warner Music Holdings Limited hereby agrees to withdraw its respective HSR Filing on the last Business Day prior to the 30th day of the initial waiting period and to re-file its HSR Filing (with any additional documents required to be included therewith) on the next succeeding Business Day. During the new 30-day waiting period initiated by such re-filing, each of the Sellers’ Representative and the Buyers’ Representative shall promptly submit to the appropriate Authority any information and documentary material that may be reasonably requested by such Authority.

4.19	If the Sellers’ Representative or the Buyers’ Representative receives a formal request for additional information and documentary materials concerning its HSR Filing (a “Second Request”), such party shall immediately notify the other party, and the Sellers’ Representative shall by written notice to the Buyers’ Representative delivered within two Business Days after the earlier of (i) the Sellers’ Representative’s receipt of a Second Request or (ii) the Sellers’ Representative’s delivery of notice of a Second Request to the Buyers’ Representative, trigger the accelerated substantial compliance process described in clause 4.20 below.

4.20	If the Sellers’ Representative triggers an accelerated substantial compliance process under clause 4.19, each of the Sellers’ Representative and the Buyers’ Representative shall comply with the Second Request as provided by Section 7A(e) of the HSR Act on or before the date that is 35 days after the date of service of the Second Request on such party. If a party receives a subpoena or a civil investigative demand (“CID”) requesting materials and information related to the Transaction, such party shall comply with such subpoena or CID on or before the date that is 35 days after the date of service of the subpoena or CID. If the relevant Authority disputes the adequacy of compliance by a party with respect to a Second Request, subpoena or CID, such party shall use its best endeavours to promptly satisfy the Authority so as to minimise any delay in the conduct or resolution of such dispute.

5	Position pending Completion

5.1	The Sellers shall comply with the provisions of Schedule 7.

5.2	Nothing in this clause 5 or Schedule 7 shall prohibit, prevent or delay any of the Sellers, any member of the Sellers’ Group or any member of the Target Group from taking any action, entering into any agreement or arrangement or giving any undertaking or consent that may be required pursuant to or in connection with this Agreement and the other Transaction Documents.

6	Longstop Date Payment

6.1

If by 5.00 p.m. on the Longstop Date, Condition 4.1(a) has been satisfied but any of the other Conditions (excluding the Condition set out in clause 4.1(f)) have not been satisfied the Buyers shall pay on or before the fifth Business Day following the Longstop Date to the Sellers’ Nominated Account (on behalf of the Sellers), an amount equal to [***] (the “Longstop Date Payment”) provided that such payment shall not, in the Sellers’ Representative’s reasonable opinion, be in breach of any Applicable Law of the US. The Longstop Date Payment and any payment under clause 6.7 shall be exclusive of any VAT which shall be payable by the relevant Buyer in addition thereto and the relevant Buyer shall indemnify the relevant Seller on an after-Tax basis (as defined in clause 6.10) for an amount equal to the VAT (if any) which the relevant Seller has to account for under the reverse charge procedure if the payment of the Longstop Date Payment or any additional payment by the Buyers under clause ~~6.10~~6.7 falls within the reverse charge provisions for VAT purposes.

6.2	If paid pursuant to clause 6.1 above, the Longstop Date Payment shall not:

(a)	give the Buyers or any member of the Buyers’ Group any interest in or rights in respect of the Target Shares or any assets of any of the Target Companies;

(b)	give the Buyers or any member of the Buyers’ Group control of or cause the Buyers to have any influence over any of the Target Companies;

(c)	cause any of the Sellers to hold the Target Shares or any assets of any of the Target Companies on trust for the Buyers or any member of the Buyers’ Group; or

(d)	give rise to any fiduciary duties or other similar obligations of any of the Sellers.

6.3	If the Longstop Date Payment is paid pursuant to clause 6.1 above, the Sellers shall use their respective reasonable endeavours to procure the sale of the Target Shares and EMI France (or the assets of the Target Group and EMI France or a combination of the Target Shares, EMI France and assets of the Target Group) to a third party as soon as reasonably practicable.

6.4	In respect of any sale to be made pursuant to clause 6.3, the Sellers shall have no obligation towards the Buyers or the Buyers’ Guarantor or other liability (whether in negligence or otherwise) in relation to the price obtained for such sale or in relation to any other term or condition of such sale or in respect of the manner, timing or process of any step taken by any of them to achieve such sale and shall not in any circumstances act as a trustee or fiduciary for the Buyers or the Buyers’ Guarantor in relation to the Target Shares (or the assets of the Target Group), save that the Sellers shall, to the extent permitted by Applicable Law, select the buyer whom the Sellers reasonably believe and acting in good faith is offering the best overall terms (including as to price, risk allocation and conditionality) for the assets which are the subject of that sale.

6.5	Subject to clause 6.8, the Sellers shall not be under any obligation to refund, set off or give credit to the Buyers in respect of the Longstop Date Payment.

6.6	Upon completion of any sale made pursuant to clause 6.3, the Sellers’ Representative shall notify the Buyers’ Representative of the sale, giving details (to include such supporting documentation as a reasonable person would require to understand how the Third Party EV has been calculated) of the enterprise value paid by such third party (the “Third Party EV”).

6.7	Where the sum of the Enterprise Value plus the France EV and the Germany EV exceeds the sum of the Third Party EV plus the Longstop Date Payment, the relevant Buyers shall pay to the relevant Sellers such aggregate amount as is equal to the difference, plus:

(a)	all unpaid amounts then due from the relevant Buyers under clause 6.9;

(b)	any costs and expenses reasonably incurred in respect of such sale by the Sellers or any member of the Sellers’ Group having provided reasonable supporting evidence of the same; and

(c)	an amount calculated as if it were interest on the amount of the difference between (i) the sum of the Enterprise Value plus the France EV and the Germany EV minus (ii) the sum of the Third Party EV plus the Longstop Date Payment, accruing in accordance with clause 26.2 from the date when the Longstop Date Payment is made until the date due for payment in accordance with this clause 6.

6.8	Where the sum of Third Party EV plus the Longstop Date Payment exceeds the sum of Enterprise Value plus France EV and the Germany EV, the relevant Sellers shall pay (as a whole or partial refund of the Longstop Date Payment) to the relevant Buyers such amount as is equal to the difference, minus:

(a)	all unpaid amounts then due from the relevant Buyers under clause 6.9;

(b)	any costs or expenses, liabilities reasonably incurred in respect of such sale by the Sellers or any member of the Sellers’ Group;

(c)	an amount equal to the Sellers’ Representative’s good faith estimate of any Tax~~,~~ liability of any of the Sellers arising in connection with the disposal of the Shares; and

(d)	an amount calculated as if it were interest on the amount of the difference between (i) the sum of the Third Party EV plus the Longstop Date Payment minus (ii) the sum of Enterprise Value plus France EV and Germany EV.

6.9	The relevant Buyers shall indemnify and shall keep indemnified the relevant Sellers on demand on an after-Tax basis for any Tax liability of any of the Sellers arising as a result of, or by reference to, or in connection in any way with:

(a)	the Longstop Date Payment and any further payments made pursuant to this clause 6; and

(b)	the retention by all or any of the Sellers of the whole or part of the Longstop Date Payment.

For the avoidance of doubt this clause 6.9 shall apply on a standalone basis.

6.10	For the purposes of clauses 6.1, 6.9, 12.4, 12.6 and 16.2 references to the indemnity being given on an “after-Tax basis” mean that the amount payable pursuant to such indemnity (the “Payment”) will be calculated in such a manner as will ensure that:

(a)	if any Tax is required by law to be deducted or withheld from the Payment, the relevant Buyer shall pay to the relevant Seller such sum as will, after the deduction or withholding has been made, leave that Seller with the same amount as it would have been entitled to receive in the absence of any requirement to make a deduction or withholding; and

(b)	if any additional Tax Liability is incurred by any Seller as a result of, or in connection in any way with, the Payment, the Payment shall be increased by such amount as will ensure that, after payment of the Tax liability, that Seller is left with a net sum equal to the sum it would have received had no such Tax liability arisen.

For the avoidance of doubt this clause 6.10 shall apply on a standalone basis, notwithstanding the provisions of clause 6.7 and in particular where the amounts payable to the Buyers under clause 6.7 are not sufficient to otherwise cover in full the liability owed to the Sellers under this clause 6.10.

6.11	All payments required pursuant to this clause 6 shall be made in pounds sterling by way of electronic transfer to the Sellers’ Nominated Account or (as the case may be) to the Buyers’

Nominated Account. Payment to be made pursuant to clause 6.7 shall be made on the date falling five Business Days after payment, settlement and/or assumption of the Third Party EV by the relevant ~~Sellers~~third party buyer.

6.12	Following signing of this Agreement, the Sellers and the Buyers shall promptly consider in good faith alternative structures for the payment by the Buyers of the amounts specified in clauses 6.1 and 6.7 taking into account applicable accounting, regulatory, Tax and legal issues in order to determine whether it would be mutually desirable for the amounts specified in those clauses to be paid in some alternative way, including by way of subscription for share capital in any of the Sellers or Sellers’ Affiliates.

7	Completion

7.1	The Sellers’ Representative shall~~, on or before the date falling five Business Days~~ prior to the Completion Date, notify the Buyers’ Representative of the Estimated Debt, Estimated Cash, Estimated Working Capital Adjustment~~,~~ and Estimated Aggregated Intercompany Balance ~~and Estimated Extension Interest Amount~~.

7.2	Subject to the Conditions being satisfied or (in the case of Completion in accordance with clause 7.2(a)) waived in accordance with clause 4, Completion shall take place at the offices of the Sellers’ Solicitors (or any other location agreed upon by the Sellers’ Representative and the Buyers’ Representative) on:

(a)	~~the accounting month end date following~~save where clause 7.2 (b) applies the earlier of (i) the Longstop Date and (ii) the accounting month end date following ~~seven Business Days after~~ the satisfaction or waiver of the Conditions (the “Completion Date”)~~.~~;or

(b)	where the Conditions are satisfied at any time prior to or on 27 June 2013, on 1 July 2013.

7.3	At Completion:

(a)	the relevant Sellers and the relevant Buyers shall deliver or cause to be delivered the items listed in Parts 1 and 2 of Schedule 2 (the Buyers or Buyers’ Representative (as applicable) receiving them, where appropriate, as agent for the Target Group); and

(b)	the Buyers shall pay an amount equal to the proportion of the Completion Payment set against their names in column 10 of Part 2 of Schedule 1 to ~~the Sellers’ Solicitors, for the account of~~ the Sellers, by electronic transfer to the Sellers’ Nominated Account, full payment of which shall constitute valid discharge of the Buyers’ obligations under this clause 7.3(b) notwithstanding how such payment may be applied.

7.4	Where the Estimated Aggregated Intercompany Balance is negative, the relevant Buyers shall ensure that the relevant members of the Completion Statement Group shall pay~~,~~ immediately after Completion~~,~~ their respective proportions of the Estimated Aggregated Intercompany Balance to the relevant members of the Sellers’ Group. Such payment shall be made to the Sellers’ Nominated Account for the account of the relevant members of the Sellers’ Group. The Sellers, as agent for each relevant member of the Sellers’ Group, acknowledge and agree that from that time the debts comprising the Estimated Aggregated Intercompany Balance shall thereby be repaid and the debts between the relevant members of the Completion Statement Group and relevant members of the Sellers’ Group fully discharged, except as adjusted pursuant to clause 8.3.

7.5	Where the Estimated Aggregated Intercompany Balance is positive, the relevant Sellers shall pay the relevant members of the Buyers’ Group, immediately after Completion, an amount equal to such member of the Buyers’ Group’s proportion of the Estimated Aggregated Intercompany Balance. The relevant Buyers shall then pay those amounts to the relevant members of the Completion Statement Group. Such payment shall be made to the Buyers’ Nominated Account for the account of the relevant members of the Buyers’ Group. The Buyers, as agent for each relevant member of the Completion Statement Group, acknowledge and agree that from that time the debts comprising the Aggregated Intercompany Balance shall thereby be repaid and the debts between the relevant members of the Completion Statement Group and relevant members of the Sellers’ Group fully discharged, except as adjusted pursuant to clause 8.3.

7.6	If any party (referred to in this clause 7.6 as the “defaulting party”) does not or is unable to comply with any of its obligations in any material respect pursuant to Schedule 2 at the time when Completion is due to take place under clause 7.2, the Buyers’ Representative (where a Seller is the defaulting party) or the Sellers’ Representative (where a Buyer is the defaulting party) may by notice to the defaulting party:

(a)	subject to obtaining the consent of the Commission (where required) postpone Completion for a period notified to the defaulting party, but not exceeding twenty Business Days;

(b)	elect to proceed to Completion, in which case the defaulting party shall be obliged to fulfil those obligations under Schedule 2 which it is then able to fulfil and to fulfil the remaining obligations on or before any later date specified for the purpose in the notice; or

(c)	if, having already given notice under clause 7.6(a), and the period of postponement so notified (not exceeding twenty Business Days) having elapsed without each unfulfilled obligation in question having been fulfilled, elect not to complete the sale and purchase of the Target Shares, subject always to Completion taking place on an accounting month end date (save where clause 7.2(b) applies).

7.7	If Completion is postponed on any occasion under clause 7.6(a), clause 7.6 shall apply with respect to each occasion to which it is so postponed.

7.8	If a party elects not to complete the sale and purchase of the Target Shares in accordance with clause 7.6(c), this Agreement (other than clauses 1, 6, 7, 10.4, 18, 22, 23, 24, 25, 26, 29, 30, 31, 32, 33, 34, 35, 36, 37 and 38, which shall continue in full force and effect) shall terminate and no party shall have any claim of any nature whatsoever against the other parties under this Agreement, but termination shall not affect any party’s accrued rights and obligations as at the date of termination (including, for the avoidance of doubt, any accrued rights and obligations by reason of a failure by any party to comply with any of its obligations pursuant to Schedule 2 or made under clause 6).

7.9	Without prejudice to any other rights, powers, privileges or remedies that the Sellers may have, each of the Buyers acknowledges and agrees that damages alone would not be an adequate remedy for any breach by the Buyers of the payment obligations in clause 6 and clause 7 of this agreement and that, accordingly, the Sellers shall be entitled, without proof of special damages, to seek the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of clauses 6 and 7 of this Agreement.

~~7.10~~	~~If in relation to any Target Company, the aggregate of the Estimated Aggregated Intercompany Balance of that Company and any Debt in respect of that Company is greater than the amount of the Completion Payment apportioned to that Company then, upon the request of the Sellers’ Representative, any relevant Buyer shall procure that any member of the Target Group shall:~~

7.10	If, at any time, the Sellers’ Representative determines (acting reasonably) that the Aggregated Intercompany Balance owed by PLG Holdco will result, or may result, in the amount of Consideration apportioned to the PLG Share being less than £1,000,000, then the Buyers’ Representative and the Sellers’ Representative shall procure, as soon as possible thereafter (and, in any event prior to 15 September 2013), the reduction of the amount of the anticipated Aggregated Intercompany Balance owed by PLG Holdco in a way which the Sellers’ Representative determines (acting reasonably and having first discussed any proposals with the Buyers’ Representative) is, or is considered should be, tax neutral for both creditor and debtor (“tax neutral” for these purposes meaning that the creditor will not receive a tax deduction and the debtor will not receive a taxable credit or otherwise suffer a tax charge) or, if the Sellers’ Representative (acting reasonably) determines that a tax neutral result is not, or is not expected to be, possible, in a way that the Sellers’ Representative (acting reasonably and having first discussed any proposals with the Buyers’ Representative) determines to be as close to being tax neutral as possible in the circumstances (the parties accepting that the position may be that it is either tax neutral or not tax neutral). Such methods of reduction may include (without limitation):

(a)	~~enter~~the relevant parties entering into a deed of release to release an amount of such ~~Estimated~~ Aggregated Intercompany Balance ~~at any time on or before Completion (including during the period after the date of this Agreement and before Completion)~~; and/or

(b)	~~capitalise any~~the capitalisation of an amount of such ~~Estimated~~ Aggregated Intercompany Balance~~,~~ followed by the transfer by the relevant creditor to Warner Music Holdings Limited, for nil consideration, of all and any shares in PLG Holdco issued as a result of the capitalisation.

~~in each case, of such an amount determined by the parties acting reasonably to ensure that the amount of the Consideration apportioned to the relevant Target Company shall be of an amount approximately equal to £500,000.~~

In such a case, the amount of the anticipated Aggregated Intercompany Balance to be reduced shall be determined by the parties acting reasonably by seeking to ensure that (i) the amount of the Consideration apportioned to the PLG Share (the “PLG Share Consideration”) shall be £1,000,000 or as close a whole number to £1,000,000 as possible, and (ii) the amount of the Aggregated Intercompany Balance shall be the “EV” amount for PLG Holdco set out in Part 2 of Schedule 1 (the “PLG EV”) less £1,000,000.

By way of example, if the PLG EV is £272m but the Aggregated Intercompany Balance is negative £300m such that the calculation of the PLG Share Consideration (ignoring, for the purposes of this example, the relevant amounts of Debt, Cash, the Working Capital Adjustment and any Extension Interest Amount) will give a result of negative £28m, then the parties intend the provisions of this clause to work such that the parties shall seek to reduce the Aggregated Intercompany Balance by £29m (in a tax neutral manner where possible) so that the PLG Share Consideration becomes £1m and the Aggregated Intercompany Balance becomes £271m.

~~7.11~~	7.11 In circumstances where any amount of the anticipated Aggregated Intercompany Balance is ~~released or capitalised in accordance with clause 7.10 above:~~reduced pursuant to clause 7.10, the parties agree that for the purposes of this Agreement, and in particular the provisions of clause 8 and Schedule 6, any such reduction shall be treated as taking place immediately prior to Completion such that:

~~(a)~~ (a) the amount of the ~~Estimated~~ Aggregated Intercompany Balance shall be reduced accordingly; and

~~(b)~~ (b) the amount of the Consideration shall be increased accordingly.

8	Completion Statement

8.1	The Completion Statement shall be prepared in accordance with Schedule 6.

8.2	Within ten Business Days after the Determination Date, adjustment payments, comprising the net amount of the following adjustments, shall be made either from the:

(a)	relevant Sellers to the relevant Buyers where Cash is less than (being less positive or more negative) Estimated Cash; or

(b)	relevant Buyers to the relevant Sellers where Cash is greater than (being more positive or less negative) Estimated Cash; and

(c)	relevant Sellers to the relevant Buyers where the amount of Debt is greater than (being more positive or less negative) Estimated Debt; or

(d)	relevant Buyers to the relevant Sellers where the amount of Debt is less than (being less positive or more negative) Estimated Debt; and

(e)	relevant Sellers to the relevant Buyers if the amount of Working Capital Adjustment is less than (being less positive or more negative) Estimated Working Capital Adjustment; or

(f)	relevant Buyers to the relevant Sellers if the amount of the Working Capital Adjustment is greater than (being more positive or less negative) the Estimated Working Capital Adjustment; and

(g)	relevant Sellers to the relevant Buyers where the amount of the Aggregated Intercompany Balance is less ~~than~~ (being less positive or more negative) than the Estimated Aggregated Intercompany Balance; or

(h)	relevant Buyers to the relevant Sellers where the amount of the Aggregated Intercompany Balance is greater than (being more positive or less negative) the Estimated Aggregated Intercompany Balance.

8.3	Within ten Business Days after the Determination Date, adjustment payments, comprising the net amount of the following adjustments, shall be made either from the:

(a)

relevant member(s) of the Sellers’ Group to the relevant Buyers on behalf of relevant member(s) of the Completion Statement Group in the event that the Aggregated Intercompany Balance is greater than (being more positive or less negative) the Estimated Aggregated Intercompany Balance. The relevant Buyers shall then pay those amounts to the relevant members of the Completion Statement Group. Such payment shall be made to the Buyers’ Nominated Account for the account of the relevant members of the Completion Statement Group. The Buyers, as agent for each relevant member of the Completion Statement Group, acknowledge and agree that from that time the debts comprising Aggregated Intercompany Balance shall thereby be repaid and the debts between the relevant members of the Completion Statement Group and the relevant members of the Sellers’ Group fully discharged; or

(b)	relevant Buyers on behalf of the relevant members of the Completion Statement Group to the relevant members of the Sellers’ Group in the event that the Aggregated Intercompany Balance ~~owed to the relevant members of the Sellers’ Group~~ is less than (being less positive or more negative) the Estimated Aggregated Intercompany Balance, each relevant Buyer being obliged to fund and having first funded the relevant members of the Completion Statement Group which they have acquired for an amount equal to such excess due from them, and the relevant Buyers being obliged to obtain and having first obtained authorisation from the relevant members of the Completion Statement Group which they have acquired to make a payment of such excess (for the avoidance of doubt, using one and the same amount as was first paid by the relevant Buyers to the relevant members of the Completion Statement Group) on behalf of the members of the Completion Statement Group to the relevant members of the Sellers’ Group. The Sellers, as agent for each relevant member of the Sellers’ Group, acknowledge and agree that from that time the debts comprising the Aggregated Intercompany Balance shall thereby be repaid and the debts between the relevant members of the Completion Statement Group and relevant members of the Sellers’ Group fully discharged.

8.4	The payments in clauses 8.2, 8.3 and 8.7 are to be made to the Buyers’ Nominated Account (in the case of any payment pursuant to clauses 8.2(a), (c), (e), (g) or 8.3(a) above, which shall constitute a full and valid discharge of the Sellers’ obligations to make any such relevant payment notwithstanding how such payment may be applied) or to the Sellers’ Nominated Account (in the case of any payment pursuant to clauses 8.2(b), (d), (~~b), (~~f), (h) or 8.3(b), which shall constitute a valid discharge of the Buyers’ obligations to make any such relevant payment notwithstanding how such payment may be applied), as the case may be.

8.5	The relevant members of the Completion Statement Group referred to in clauses 7.4 and 8.3 may rely on and enforce those provisions against the relevant Sellers and the members of the Sellers’ Group under clause 38.

8.6	The relevant Sellers shall indemnify the relevant Buyers against the amount of any Third Party Financial Debt as at the Completion Date which was not identified or considered by the parties during the preparation of its Completion Statement pursuant to Schedule 6, less any Cash which was similarly not identified.

8.7	Within ten Business Days after the Determination Date, the relevant ~~Sellers~~Buyers shall pay to the relevant ~~Buyers~~Sellers the Extension Interest Amount (if any).

9	The Reorganisation

9.1	Subject to clause 9.3, the Sellers shall, and shall procure that each member of the Target Group and the Sellers’ Group shall, use their respective reasonable endeavours to complete the Reorganisation (to the extent not already completed prior to the date of this Agreement and subject to any Step Changes that the Sellers are permitted to effect in accordance with the following provisions of this clause 9) during the period from the date of this Agreement up to Completion in all material respects in accordance with the Separation Plan.

9.2	If the Sellers’ Representative reasonably determines that some part of the Reorganisation has not been fully implemented prior to Completion, the Buyers shall procure that each member of the Target Group (at the relevant Seller’s cost) takes all such steps, does all such acts and things, provides all such assistance and executes any and all such documents as the Sellers’ Representative determines are reasonably required to complete that part of the Reorganisation.

9.3	Subject to the Sellers’ Representative’s rights under clause 9.2, if the Buyers’ Representative reasonably determines that some part of the Reorganisation which has not been fully implemented prior to Completion should instead be implemented after Completion, the Sellers shall procure that any relevant member of the Sellers’ Group (at the relevant Seller’s cost) takes all such steps, does all such acts and things, provides all such assistance and executes any and all such documents as the Buyers’ Representative determines are reasonably required to complete that part of the Reorganisation.

9.4	If the Sellers wish to make any material change to the steps whether before or after Completion contemplated by the Separation Plan or the timing of those steps (any such change, a “Step Change”):

(a)	the Sellers’ Representative shall notify the Buyers’ Representative of the Step Change at least ten Business Days prior to taking any act or making any omission in connection with the Step Change and provide all information reasonably requested by the Buyers’ Representative in respect of that Step Change, the reason for it and its potential implications;

(b)	if the Sellers’ Representative, acting reasonably and after taking into account any representations made by the Buyers’ Representative within ten Business Days after the Buyers’ Representative receives notice given in accordance with clause 9.4(a) or (if later) within 10 Business Days after the Sellers’ Representative (acting reasonably) determines that the Buyers’ Representative has received all information reasonably requested by the Buyers’ Representative in accordance with clause 9.4(a), determines that the relevant Step Change will not have a materially adverse effect on any member of the Target Group or the Buyers, the Sellers may effect the relevant Step Change after the Sellers’ Representative has given notice of such change to the Buyers’ Representative in accordance with clause 9.4(a); and

(c)	otherwise, the Sellers must obtain the Buyers’ Representative’s approval in writing (such approval not to be unreasonably withheld or delayed) prior to taking any act or making any omission in connection with the Step Change.

9.5	The Sellers shall keep the Buyers reasonably informed regarding progress towards completion of the Reorganisation. The Sellers shall provide the Buyers with a copy of any material documents to be entered into between the date of this Agreement and the Completion Date by any member of the Target Group in connection with the Reorganisation, shall give the Buyers’ reasonable opportunity to comment on such material documents and shall give reasonable consideration to any reasonable comments of the Buyers in relation thereto.

9.6	Notwithstanding the preceding provisions of this clause 9, (but excluding in the case of any Step Change carried out with approval in accordance with clause 9.4(c)), the Sellers shall indemnify and keep indemnified the Buyers against all liabilities and losses incurred by any member of the Target Group as a result of any Step Change, to the extent not taken into account in the Completion Statement.

9.7	Notwithstanding any other provision in this Agreement, dividends declared but unpaid for the year ended 31 March 2010 by EMI ~~Music~~ Poland may be paid prior to Completion to either of EMIGH or EMI Group International BV.

10	Seller Warranties

10.1	The relevant Sellers severally warrant to the relevant Buyers in the terms of the Seller Warranties in Schedule 3, in the case of each Seller only in relation to, as the case may be, itself and/or any member of the Target Group whose Target Shares such Seller is transferring pursuant to the terms of this Agreement as set out in Part 3 of Schedule 1, subject to:

(a)	any matter fairly disclosed (save in respect of the Fundamental Warranties) in the Disclosure Letter or the Disclosure Documents; and

(b)	any matter provided for under the terms of the Transaction Documents as in force at the date of this Agreement.

10.2	For the avoidance of doubt, unless otherwise provided for in a Seller Warranty, each Seller Warranty is given as at the date of this Agreement.

10.3	Where any Seller Warranty is qualified by the expression “so far as the Seller is aware” or “to the best of the knowledge, information and belief of the Seller” or words having similar effect, such awareness, knowledge, information or belief is deemed to be the actual knowledge, information and belief of each of Richard Constant, Jeremy Erlich, Andy Brown, David Kassler, Justin Morris, Kyla Mullins and Kate Logan at the date of this Agreement, assuming that they have made such enquiries as are reasonable in the circumstances subject always to Applicable Laws and any duties of confidentiality in relation to the Transaction or otherwise that any such individuals are obliged to observe which may restrict the scope of such enquiries.

10.4	Each of the Buyers and the Buyers’ Guarantor acknowledges that it does not rely on, for the purpose of obtaining any legal remedy that might otherwise be available, (and hereby waives and undertakes not to bring any Claim, other than any Claim in accordance with the terms of this Agreement, in relation to), and has not been induced to enter into this Agreement on the basis of, any warranties, representations, covenants, undertakings, indemnities or other statements whatsoever (including in relation to the accuracy or completeness of any information (including any forecasts, estimates, projections, statements of intent or statements of opinion) provided to any Buyer or the Buyers’ Guarantor or any of their respective advisers or agents (howsoever provided)), other than those expressly set out in this Agreement and acknowledge that no member of the Sellers’ Group and no member of the Target Group, nor any of their respective employees, directors, agents, officers or employees have given any such warranties, representations, covenants, undertakings, indemnities or other statements. Each member of the Sellers’ Group (save for the Sellers and the Sellers’ Guarantor) and each employee, director, officer and agent of a member of the Sellers’ Group or any member of the Target Group may enforce the terms of this clause 10 to defend any action brought pursuant to any Reliance Letter signed by it. This clause 10.4 shall continue to apply after the termination of this Agreement without limit in time.

10.5	The sole remedy of the Buyers for any breach of any of the Seller Warranties or any other breach of this Agreement and any other Transaction Document by the Sellers shall be an action for damages, save that nothing in this clause 10.5 shall prohibit any of the Buyers from seeking any equitable relief in respect of any alleged breach of clauses 5, 7.3, 12.5 or 16.1 (or as otherwise provided for in clause 15.5). The Buyers shall not be entitled to rescind or terminate this Agreement in any circumstances whatsoever, other than any such right in respect of fraudulent misrepresentation or as otherwise provided in clause 7.6(c).

10.6	The Sellers shall not, save in the case of fraud, make any claim in connection with the sale of the Target Shares against any director, employee, agent or officer of any member of the Target Group on whom any of the Sellers may have relied before agreeing any terms of this Agreement or the Tax Deed or any other Transaction Document or authorising any statement in the Disclosure Letter.

11	Buyer Warranties

11.1	The Buyers severally warrant to the Sellers in the terms of the Buyer Warranties in Schedule 4 in the case of each Buyer in relation to itself only.

11.2	For the avoidance of doubt, unless otherwise provided for in a Buyer Warranty, each Buyer Warranty is given as at the date of this Agreement.

12	UK employment

12.1	At or before Completion, EMIGH 1 shall deliver to the Buyers’ Representative a complete and accurate list of the Exclusive Employees, giving names, job titles and (so far as reasonably ascertainable) employing entities.

12.2	[***]

12.3	[***]

12.4	[***]

12.5	Prior to Completion, the Sellers shall ensure, so far as within their reasonable control, that outside the ordinary course of the Business, and without the consent of Warner Music Holdings Limited, such consent not to be unreasonably withheld, no person working (in whole or part) for the Business is dismissed or reassigned and no amendment is made to the terms and conditions of employment of any such person.

12.6	The Target Companies and the Subsidiaries shall pay all RP Bonuses that are payable by such Target Companies and Subsidiaries when due, and the Sellers covenant to the relevant Buyers that they shall promptly pay to such relevant Buyers, on an after-Tax basis, an amount equal to the net RP Bonuses paid to employees of such Target Company or Subsidiary by such Target Companies or Subsidiaries together with any income tax and primary class 1 (employee) and secondary class 1 (employer) national insurance contributions payable by such Target Company or Subsidiary in connection with the same.

12.7	The Buyers shall procure that an entity within the Buyers’ Group shall, on or before Completion, offer to employ or engage any and all Seller Transferring Employees on terms which are no less favourable than those enjoyed by each such Seller Transferring Employee immediately prior to Completion (a “Buyer Employment Offer”) and that such Buyer Employment Offer shall remain open for acceptance by such Seller Transferring Employee for three months from Completion, following which such Buyer Employment Offer will lapse. The Sellers shall procure that if such Seller Transferring Employee accepts a Buyer Employment Offer, the relevant member of the Sellers’ Group shall waive any Seller Transferring Employee notice requirement so as to allow the Seller Transferring Employee to immediately leave his employment or engagement with the relevant member of the Sellers’ Group.

12.8	EMIGH 1 shall procure that an entity within the Sellers’ Group shall, on or before Completion, offer to employ or engage any and all Buyer Transferring Employees on terms which are no less favourable than those enjoyed by each such Buyer Transferring Employee immediately prior to Completion (a “Seller Employment Offer”) and that such Seller Employment Offer shall remain open for acceptance by such Buyer Transferring Employee for three months from Completion, following which such Seller Employment Offer will lapse. The Buyers shall procure that if such Buyer Transferring Employee accepts a Seller Employment Offer, the relevant member of the Buyers’ Group shall waive any Buyer Transferring Employee notice requirement so as to allow the Buyer Transferring Employee to immediately leave his employment or engagement with the relevant member of the Buyers’ Group.

13	Buyer undertakings

13.1	Each of the Buyers undertakes to each of the Sellers that each Buyer shall and that following Completion, it shall procure that each member of the Target Group (in each case, in which such Buyer owns shares or has any other interest) shall treat as confidential all information received or obtained which relates to:

(a)	any EMI Group Global Undertaking;

(b)	the existence, provisions or subject matter of any agreement (including any and all ancillary and related agreements) (“EMI Group Global Transaction Documents”) relating to any and all transactions whereby the direct or indirect ownership of any or all of the Target Group was transferred by EMI Group Global and/or any of its Affiliates to ~~UMGMH~~UMHL and/or any of its Affiliates and any claim or potential claim under the EMI Group Global Transaction Documents; or

(c)	the negotiations relating to the EMI Group Global Transaction Documents.

13.2	Clause 13.1 does not apply to disclosure of any such information as is referred to in clause 13.1 if and to the extent:

(a)	required by Applicable Laws;

(b)	required by any securities exchange on which its or any of its Affiliate’s securities are listed or traded or any debt financing agreement directly related to such listed or traded securities;

(c)	required by any Authority (including a Taxing Authority) with relevant powers to which that party is subject or submits (whether or not the requirement has the force of law);

provided that prior to any such disclosure, the disclosing person shall, so far as is reasonably practicable:

(i)	promptly notify the Sellers’ Representative of such requirement;

(ii)	provide the Sellers’ Representative with the opportunity to contest the disclosure; and

(iii)	take into account the Sellers’ Representative’s reasonable requirements as to the timing, content and manner of making or despatch of the disclosure;

(d)	to an adviser for the purpose of advising in connection with the transactions contemplated by this Agreement provided that such disclosure is reasonably necessary for these purposes and is on the basis that clause 13.1 applies to any disclosure by the adviser and the disclosing person ensures that clause 13.1 is complied with by the adviser concerned;

(e)	to a director, officer or employee of the disclosing person:

(i)	where the disclosing person is a member of the Sellers’ Group (including, on or before Completion, the Target Group); or

(ii)	where the disclosing person is a member of the Buyers’ Group (including, after Completion, the Target Group),

in each case, whose function requires him to have the relevant confidential information provided that the provisions of this clause 13 shall be drawn to the attention of the director, officer or employee to whom the information is disclosed and the disclosing person ensures that clause 13.1 is complied with by the person concerned; or

(f)	to the extent that the information has been made public, other than by reason of a breach by the disclosing party of the provisions of this clause 13.

13.3	Each of the Buyers shall and, after Completion, shall procure that each member of the Target Group shall, cooperate fully, as and to the extent reasonably requested by the Sellers’ Representative, in connection with the preparation and filing of Tax returns or reports by EMI Group Global or any EMI Group Global Undertaking and any audits, examinations, or other administrative or judicial proceedings with respect to Taxes of EMI Group Global or any EMI Group Global Undertaking in relation to any Tax period of any relevant entity which occurs before or includes Completion (such returns, reports, audits, examinations and proceedings, collectively, “Tax Matters”). In particular, each of the Buyers shall procure that each member of the Target Group promptly provides to the Sellers’ Representative such Books and Records and information as the Sellers’ Representative reasonably requests in connection with preparation by any EMI Group Global Undertaking of (and conduct by any EMI Group Global Undertaking of any audit, examination or other administrative or judicial proceeding relating in whole or part to) IRS Forms 1120, 5471, 8858 and 8865 for any Tax period during part or all of which a EMI Group Global Undertaking owned (directly or indirectly) shares of any member of the Target Group, and each of the Buyers shall procure that each member of the Target Group, make available their employees and (at the Sellers’ cost) advisers on reasonable notice during normal business hours to discuss and answer questions of the Sellers’ Representative, EMI Group Global or any other EMI Group Global Undertaking and any of their respective advisers concerning such Books and Records and information.

13.4	Each of the Buyers shall and, after Completion, shall procure that each member of the Target Group shall:

(a)	retain all Books and Records delivered or otherwise made available to them at Completion regarding or relevant to the position of any EMI Group Global Undertaking as owner of and/or lender to any member of the Target Group and/or the MP Group Companies; and

(b)	retain all Books and Records delivered or otherwise made available to them at Completion that are relevant to Tax Matters concerning Tax periods of an EMI Group Global Undertaking that began prior to 28 September 2012 and abide by all record retention agreements entered into with any Taxing Authority; or

(c)	give the Sellers’ Representative reasonable written notice prior to transferring, destroying or discarding any such Books and Records and, if the Sellers’ Representative so requests within 60 days following delivery of such notice, each of the Buyers shall allow the Sellers to take possession of such Books and Records.

13.5	Each of the Buyers shall and, after Completion shall procure that each member of the Target Group shall:

(a)	promptly provide to the Sellers such Books and Records and information as are reasonably requested by the Sellers’ Representatives:

(i)	in connection with Tax Matters; or

(ii)	regarding or relevant to the position of any EMI Global Group Undertaking as owner and/or lender to any member of the Target Group and/or the MP Group Companies; and

(b)	make available their employees and, at the Sellers’ cost, advisers during normal business hours to discuss and answer questions of the Sellers and/or EMI Group Global and their respective advisers concerning such Books and Records and information.

13.6	In addition, each of the Buyers shall and, after Completion, shall procure that each member of the Target Group shall, provide such access to information and assistance as the Sellers’ Representative may reasonably request, at the Sellers’ cost, in order for ~~UMGMH~~UMHL and its Affiliates to comply with any of its obligations under the EMI Group Global Transaction Documents.

13.7	Notwithstanding anything to the contrary, each member of the Sellers’ Group shall (at its cost) be permitted to use any Books and Records or other information obtained pursuant to this clause 13 in connection with the Tax Matters to which such Books and Records and information relate (including providing them to any applicable Taxing Authority or to any EMI Group Global Undertaking) and clause 22 shall not apply to any such use or disclosure.

13.8	The obligations of the Buyers under this clause 13 shall survive until 1 October 2018 or, in the case of Tax Matters, until the expiry of all periods of limitations under Applicable Law with respect to the relevant Tax Matter or Tax period, if later.

13.9	For the purposes of this clause 13, “EMI Group Global Undertaking” includes an EMI Group Global Undertaking as at 11 November 2011 (and also at the relevant time).

13.10	Notwithstanding any other provisions of this clause 13, no Buyer shall have any obligation pursuant to this clause 13 save to the extent that the performance of that obligation is necessary in order for ~~UMGMH~~UMHL to comply with any of its obligations under the EMI Group Global Transaction Documents. This clause 13.10 shall not apply to clauses 13.11 to 13.14 inclusive.

13.11	Each of the Buyers acknowledges and agrees that their obligations to consummate the transactions contemplated by this Agreement are not conditional upon any Buyer obtaining any financing. For the avoidance of doubt, each of the Buyers acknowledges and agrees that the existence of any conditions contained in the Commitment Letters or any commitment letter for any alternative financing or any agreement relating thereto shall not constitute, nor be construed to constitute, a condition to the consummation of the transactions contemplated by this Agreement (except to the extent it is separately required by an express provision in this Agreement) and:

(a)	none of the Buyers shall permit any amendment or modification to be made to, or any waiver of any provision or remedy under, the Debt Commitment Letter if such amendment, modification or waiver would reasonably be expected to:

(i)	reduce the aggregate amount of the Debt Financing;

(ii)	impose new or additional conditions or otherwise expand, amend or modify any of the conditions to the receipt of the Debt Financing in a manner that would:

(A)	materially delay or prevent the Completion Date;

(B)	make the funding of the Debt Financing (or satisfaction of the conditions to obtaining the Debt Financing) less likely to occur; or

(C)	materially and adversely impact the ability of the Buyers to enforce their rights against the other parties to the Debt Commitment Letter or the definitive agreements with respect thereto;

(b)	each of the Buyers shall use all reasonable endeavours to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange the Financing on the terms and conditions described in the Commitment Letters, subject to clause 13.11(e); provided that the Buyers may modify the terms (but not the conditions) of the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that had not executed the Debt Commitment Letter as of the date hereof; provided further that, except as contemplated by the Debt Commitment Letter as in effect on the date hereof and with the prior written consent of the Sellers’ Representative, the obligations of the Debt Financing Sources providing the Debt Financing on the date hereof will not be modified or reduced as a result of any such addition);

(c)	without limiting the generality of clauses 13.11(a) and (b), subject to the proviso to clause 13.11(b) and clause 13.11(e), the Buyers shall use all reasonable endeavours to:

(i)	maintain in effect the Commitment Letters;

(ii)	satisfy on a timely basis all conditions contained in the Commitment Letters to obtaining the Financing that are within their control;

(iii)	enter into definitive agreements with respect thereto on the terms and conditions contemplated by the Debt Commitment Letter or on other terms and conditions acceptable to the Sellers’ Representative that would not adversely impact the timing or amount of the Debt Financing (and provide copies thereof to the Sellers’ Representative); and

(iv)	in the event that the conditions to the Debt Commitment Letter (other than the funding of the Equity Financing) have been satisfied, cause the lenders and the other persons providing such Debt Financing to fund the Debt Financing on the Completion Date;

(d)	the Buyers’ Representative shall promptly notify the Sellers’ Representative of:

(i)	the termination of either of the Commitment Letters; or

(ii)	the receipt of any written notice or other written communication from any Financing Source with respect to any actual or alleged breach, default, termination or repudiation by any party to either of the Commitment Letters or definitive agreements related to the Financing, of any provision of the Commitment Letters or of definitive agreements related to the Financing. In the event the Buyers believe in good faith that any portion of the Debt Financing will not be available within the timing contemplated in the Debt Commitment Letter, the Buyers’ Representative shall promptly notify the Sellers’ Representative and the Buyers’ Representative shall use its reasonable endeavours to arrange to obtain alternative debt financing from alternative sources on terms and conditions no less favourable to the Buyers than those set forth in the Debt Commitment Letter and in an amount sufficient to consummate the transactions contemplated by this Agreement as soon as reasonably practicable following the occurrence of such event. The Buyers’ Representative shall promptly deliver to the Sellers’ Representative true and complete copies of all agreements pursuant to which any such alternative source shall have committed to provide the Buyers with any portion of the Debt Financing; or

(e)	notwithstanding anything to the contrary in this Agreement, on the Completion Date, the Buyers may fund the transaction with equity financing (in addition to the Equity Financing) and/or proceeds of an issuance of high yield debt securities, in which case the Buyers shall not be in breach of any of the above provisions in this clause 13.11, so long as the Buyers have sufficient funds available to satisfy their obligations on the Completion Date.

13.12	The Buyers’ Representative shall procure that WEA International Inc. shall, within one month of the date of this Agreement enter into good faith discussions concerning the extension of the term of the Warner Licence.

13.13	The Buyers agree that:

(a)	notwithstanding anything to the contrary herein, each Seller and any of its Affiliates may make at any time, and upon the Sellers’ Representative’s request delivered to the relevant Buyer after the Completion Date, the relevant Buyer shall or shall procure that the relevant ~~Company~~member of the Completion Statement Group shall make or join in the making of, a timely, valid election under Section 338(g) of the Code (a “Section 338 Election”) with respect to the acquisition of such ~~Company~~member of the Completion Statement Group by UMHL for each ~~Company~~member of the Completion Statement Group designated by the Sellers’ Representative; provided that (i) if such ~~Company~~member of the Completion Statement Group was, at the time of such acquisition, treated as a domestic corporation or as engaged in a trade or business in the United States for U.S. federal income tax purposes, any U.S. federal, state or local taxes imposed as a result of such election (including any such taxes imposed on a later audit or investigation) shall be paid by the Sellers and any such payment shall not be subject to or otherwise be considered in computing any of the limitations of liability contained in this Agreement, including Schedule 5 hereto; and (ii) Sellers’ Representative makes such request at least 5 Business Days prior to the due date of such Section 338 Election;

(b)	except as set forth in clause 13.13(a) the Buyers shall not, and after the Completion Date shall procure that each ~~Company~~member of the Completion Statement Group does not, make any Section 338 Election for any ~~Company~~member of the Completion Statement Group effective prior to April 1, 2013 without the prior written consent of the Sellers’ Representative; and

(c)	the liability of the Buyers in the event of a breach of this clause 13 shall include an amount equal to the liability of the Sellers and/or their Affiliates pursuant to any breach of the EMI Group Global Transaction Documents arising by virtue of the breach by the Buyers of this clause 13.

13.14	Upon the request of the Buyers’ Representative with respect to any ~~Company~~member of the Completion Statement Group, the Sellers’ Representative shall, and shall cause each Seller and each ~~Company~~member of the Completion Statement Group to, make (or join Buyer in making) an election pursuant to Section 301.7701-3(c) of the U.S. Treasury Regulations to cause such ~~Company~~member of the Completion Statement Group to be treated as disregarded from its owner (a “check-the-box election”) with respect to any ~~Company~~member of the Completion Statement Group that is treated as an association taxable as a corporation for U.S. federal income tax purposes and that is eligible to make a check-the-box election; provided that (i) no such election shall be effective prior to April 1, 2013; (ii) such election shall be effective on or prior to the Completion Date, provided that the Completion Date is after March 31, 2013; and (iii) such ~~Company~~member of the Completion Statement Group is not treated as a domestic corporation or as engaged in a trade or business in the United States for U.S. federal income tax purposes.

14	[***]

15	Protection of the interests of the Buyers

15.1	The Sellers acknowledge that the Buyers are buying the Target Shares in accordance with the terms of this Agreement and that the Buyers are therefore entitled to protect the goodwill of each Target Company. Accordingly, each Seller agrees that it shall not directly or indirectly alone or jointly with any other person and whether as shareholder, partner, director or in any other capacity:

(a)	for a period of thirty months starting on the date of this Agreement, solicit or enter into an agreement pursuant to which it is entitled to rights in the recordings of that Current Artist and/or provides services or its Affiliates provide services to such Current Artist;

(b)	for a period of thirty months starting on the date of this Agreement, instruct any person to induce, or to endeavour to induce, any Senior Employee ~~(excluding those persons listed in Schedule 10 of this Agreement)~~ to leave his position, whether or not that person would commit a breach of his contract by so leaving; and

(c)	save as the parties may otherwise agree, for a period of thirty months starting on the date of this Agreement, instruct any person to induce, or to endeavour to induce, any person who falls within the definition of “key personnel” in the ~~Commitments~~Commission Decision (excluding those persons listed in Schedule 10 of this Agreement) to leave his position, whether or not that person would commit a breach of his contract by so leaving;

provided that the Sellers obligations under this clause 15.1 shall not apply (and the Buyers hereby waive any Claim in relation to this clause 15.1) in the event that Completion does not occur.

15.2	Nothing in this clause 15 shall preclude any member of the Sellers’ Group from hiring, employing or engaging any Senior Employee who approaches any member of the Sellers’ Group of his own volition or responds to a bona fide recruitment advertisement placed in general circulation not specifically targeted at such Senior Employee and provided that no instruction or encouragement is given to any employment agency or other third party to approach such Senior Employee in connection with such advertisement campaign.

15.3	Each Seller shall ensure that no member of the Sellers’ Group from time to time takes or omits to take any action which, if taken or omitted by that Seller, would constitute a breach of clause 15.1.

15.4	The parties acknowledge that each of the obligations in clause 15.1 is reasonable as to subject matter and duration and is necessary to protect the Buyers’ legitimate interests in the goodwill of the Target Group.

15.5	Without prejudice to any other remedy which may be available to the Buyers, the parties agree that the Buyers may be entitled to seek injunctive or other equitable relief in relation to any breach of clause 15.1, it being acknowledged that an award of damages might not be an adequate remedy in the event of such a breach.

15.6	While the restrictions in clause 15.1 are considered by the parties to be reasonable, it is agreed that if any provision of clause 15.1 is found by any court of competent jurisdiction to go beyond what is reasonable for the protection of the goodwill of the Target Group but would be adjudged reasonable if any part of the wording of the provision were deleted, restricted or limited in a particular manner, the provision in question shall apply with such deletions, restrictions or limitations as may be necessary to make it valid.

15.7	Each of the obligations assumed by the Sellers in clause 15.1 is separate and severable and shall be construed and be enforceable independently of the others and is assumed without prejudice to any other obligation of the Sellers implied at law or in equity or imposed on the Sellers or other members of the Sellers’ Group by an Authority.

16	Seller Undertaking

16.1	The Sellers shall use all reasonable endeavours to provide, shall use all reasonable endeavours to procure that each member of the Sellers’ Group provides, and shall use all reasonable endeavours to cause their officers, directors, employees, agents and advisers (including independent auditors) and those of each other member of the Sellers’ Group to provide, such reasonable cooperation as may be requested by the Buyers as follows:

(a)	From the date of this Agreement to the date on which Warner Music Group Corp or one of its Affiliates collectively (“WMG”) files with the U.S. Securities and Exchange Commission (the “SEC”) a quarterly report on Form 10-Q (or, in the case of the fourth fiscal quarter of WMG, an annual report on Form 10-K) covering the fiscal quarter in which WMG files a report under the Securities Exchange Act of 1934 of the United States, as amended (the “1934 Act”) that includes the financial statements and pro forma information required to be filed by WMG with the SEC pursuant to the 1934 Act, assistance in connection with the preparation, submission and finalisation, as applicable, of:

(i)	audited financial statements of the Completion Statement Group for each of the fiscal years ended March 31, 2011 and March 31, 2012, and for the nine month period ended December 31, 2012, in each case prepared:

(A)	(x) in compliance in all material respects with Regulation S-X under the Securities Act of 1933 of the United States, as amended (the “1933 Act”) or (y) in accordance with any consent of or other applicable regulatory relief granted by the Office of Chief Accountant of the U.S. Securities and Exchange Commission (the “OCA Relief”)~~,~~; and

(B)	in accordance with one or more bodies of accounting principles acceptable to the U.S. Securities and Exchange Commission and accompanied by the audit opinion of the Completion Statement Group’s independent auditors, which audit opinion shall have been issued without any “going concern” or like qualification or exception, and without any other qualification or exception as to the scope of such audit other than such qualification or exception which (x) is the subject of, or expressly permitted by, the OCA Relief and (y) would not reasonably be expected to materially and adversely affect the terms of, or materially impair the consummation of, the Debt Financing;

(ii)	unaudited financial statements of the Completion Statement Group for each subsequent completed fiscal quarter after December 31, 2012 ended at least 45 days prior to the Completion Date, together with unaudited financial statements for the corresponding prior year fiscal quarter, in each case prepared in accordance with the applicable body of accounting principles and on a basis consistent with the basis of preparation described in clause 16.1(a)(i) above, and which financial statements shall have been reviewed by the Completion Statement Group’s independent auditors as provided in accordance with the applicable body of accounting principles;

(iii)	such information that, in the reasonable judgment of the Buyers, is necessary to enable the Buyers to prepare or cause to be prepared all pro forma financial information that would be required by and that are prepared in compliance in all material respects with Regulation S-X under the Securities Act of 1933 of the United States, as amended, or that is required to be prepared in accordance with the OCA Relief; and

(iv)	a request by or on behalf of Buyers to the Office of Chief Accountant of the U.S. Securities and Exchange Commission (the “OCA”) for the purpose of obtaining the OCA Relief to permit the use by WMG of the financial statements and pro forma financial information of the Completion Statement Group as described in clauses 16.1(a)(i) through 16.1(a)(iii) above, in each case in fulfilment of their obligations to file or furnish annual, quarterly and current reports under the 1934 Act;

(b)	with respect to the Debt Financing:

(i)	as promptly as reasonably practicable assisting the Buyers in the preparation of:

(A)	documents and materials reasonably requested by them and, if applicable, the Financing Sources, including any bank offering, syndication or information memoranda and materials for rating agency presentations; and

(B)	any Current Reports on Form 8-K pursuant to the Securities Exchange Act of 1934 of the United States, as amended, to be filed with or furnished to the U.S. Securities and Exchange Commission, that contain any material non-public information relating to the Completion Statement Group that the Buyers determine are necessary to be publicly disclosed by WMG in connection with syndicating, offering or otherwise marketing the Debt Financing;

(ii)	cooperating with the marketing efforts of the Buyers and, if applicable, the Financing Sources, for any portion of any Debt Financing, including participating, on reasonable notice, in a reasonable number of meetings (including customary one-on-one meetings with the arrangers for, and prospective lenders of, such Debt Financing) and sessions with rating agencies;

(iii)	cooperating in respect of customary authorisation letters (including representations with respect to material non-public information) inasmuch as they relate to the Sellers’ Group with respect to the bank information memoranda, lender presentations or similar materials to be used in connection with any Debt Financing and using all reasonable endeavours to obtain the approval of accountants of customary uses of financial information in any materials relating to such Debt Financing;

(iv)	delivering notices of redemption or prepayment within the time periods required by any relevant agreements governing indebtedness of the Completion Statement Group, if any, and obtaining customary payoff letters, releases, lien terminations and instruments of discharge to be delivered at Completion, and giving any other necessary notices, certificates or other documents or instruments, to allow for the payoff, discharge and termination in full on Completion, of all indebtedness of the Completion Statement Group, if any; and

(v)	furnishing Financing Sources as promptly as reasonably practicable and in any case not more than five Business Days prior to the anticipated Completion Date with all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations;

(c)	from the date of this Agreement to the Completion Date (as the same may be extended), upon notice by the Buyers of the intention of the Buyers or their Affiliates to effect all or a portion of the Debt Financing via one or more offerings of debt securities (each, a “Bond Offering”);

(i)	providing such other information, data and projections as is customarily included in offering documents used in offering documents for Rule 144A high-yield offerings; provided, however, that the scope of any historical financial information provided in response to any such request need not exceed the scope described in clause 16.1(a) above; and

(ii)	providing reasonable cooperation with the efforts of the Buyers in connection with the marketing and consummation of any Bond Offering, including, without limitation, cooperating with the due diligence requirements of any Debt Financing Sources, participating in customary meetings with underwriters, potential purchasers and ratings agencies, obtaining customary comfort letters in favour of the Debt Financing Sources and executing and delivering such documentation as is customary in Rule 144A high-yield offerings (which will be consistent with the scope described in clause 16.1(a)), provided that, in the case of each of clause 16.1(a), 16.1(b) and 16.1(c):

(a)	no member of the Sellers’ Group or Completion Statement Group shall be required to pay any commitment or other fee, provide any security or incur any other liability in connection with any Debt Financing prior to the Completion Date;

(b)	nothing herein shall require such cooperation to the extent that it would interfere unreasonably with the business or operations of any member of the Sellers’ Group or Completion Statement Group; and

(c)	without prejudice to clause 16.1(b)(i)(B) all Confidential Information or other non-public information regarding the Sellers’ Group obtained by any of the Buyers or their representatives pursuant to this clause 16.1 shall be kept confidential in accordance with clause 22, except that such information may be disclosed

(i)	to potential syndicate members during syndication, other potential financing sources or potential participants, subject to confidentiality undertakings in favour of the Sellers’ Group that are no less favourable to the Sellers Group than those contained in clause 22 (it being understood that “click through” screens may be used to satisfy this requirement) by such potential syndicate members, other potential lenders or potential participants; or

(ii)	to ratings agencies, subject to confidentiality provisions or arrangements in customary form for information delivered to ratings agencies.

Notwithstanding the foregoing, compliance by the Sellers, or any failure of compliance by the Sellers, with this clause 16.1 shall not relieve any Buyer of its obligation to consummate the transactions contemplated by this Agreement. The Parties acknowledge that it may not be possible to prepare, finalise and submit the information described in clauses 16.1(a) and (c) in a timely manner or at all, and the Buyers agree that the Sellers will have no liability to the Buyers with respect thereto if all or any portion of such information is not prepared, finalised or submitted so long as the Sellers have used all reasonable endeavours to assist the Buyers to prepare, finalise and submit such information.

16.2	Each of the Buyers:

(a)	shall, promptly upon request by the Sellers’ Representative, reimburse the relevant Sellers for all reasonable out-of-pocket costs and expenses (including fees of accountants or attorneys) incurred by any member of the Sellers’ Group or any of their officers, directors, employees, agents or advisers, in connection with the obligations set out in clause 16.1(a);

(b)	acknowledges and agrees that each member of the Sellers’ Group and each of their employees, directors, agents, officers and advisers shall not have any responsibility for, or incur any liability to any person prior to the Completion Date under, the Debt Financing; and

(c)	shall indemnify on an after-Tax basis and hold harmless each member of the Sellers’ Group and each of their employees, directors, agents, officers and advisers from and against any and all losses, damages, claims, costs or expenses suffered or incurred by them in connection with the obligations referred to in clause 16.1(a) and any information used in connection therewith (other than any information provided by the Sellers or any other member of the Sellers’ Group for use in connection therewith).

16.3	Each member of the Sellers’ Group and each employee, director, agent, officer and adviser of each member of the Sellers’ Group may enforce the terms of clause 16.2 subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

17	Buyers’ Guarantee

17.1	The Buyers’ Guarantor hereby covenants to the Sellers to comply with the provisions of this clause 17.

17.2	The Buyers’ Guarantor irrevocably and unconditionally:

(a)	guarantees to the Sellers as a continuing obligation the due and punctual performance and discharge by the Buyers of all their obligations (including the obligation to pay money) under this Agreement and the Separation Agreement and agrees to pay on demand from time to time each sum which any of the Buyers are liable to pay under this Agreement and/or the Separation Agreement at any time to the Sellers and which has not been paid at the time the demand is made; and

(b)	agrees, as an additional and independent obligation, that if any of the obligations guaranteed by the Buyers’ Guarantor under this clause are not recoverable from the Buyers’ Guarantor under the guarantee in clause 17.2(a) for any reason, the Buyers’ Guarantor shall be liable to the Sellers as a principal debtor by way of indemnity for the same amount for which it would have been liable had such obligations been recoverable and further agrees to discharge that liability on demand by the Sellers from time to time,

(the Buyers’ Guarantor’s obligations under this clause being the “Buyers’ Guaranteed Obligations”).

17.3	The guarantee and indemnity set out in this clause 17 (the “Buyers’ Guarantee”) shall be a continuing guarantee and obligation. The Sellers may make claims and demands of the Buyers’ Guarantor pursuant to the Buyers’ Guaranteed Obligations without limit in number.

17.4	The Buyers’ Guaranteed Obligations shall not be reduced, discharged, impaired or adversely affected by reason of:

(a)	any time, indulgence, waiver or concession which the Sellers may grant to the Buyers or any other person;

(b)	any legal limitation, disability or incapacity or other circumstances relating to the Buyers or the Buyers’ Guarantor;

(c)	any termination, amendment, variation, release, novation or supplement of or to this Agreement or the Separation Agreement or any of their terms or of any of the Buyers’ Guaranteed Obligations;

(d)	any variation, extension, discharge, compromise, dealing with, exchange or renewal of any right or remedy which the Sellers may now or hereafter have from or against the Buyers and any other person in respect of any of the obligations and liabilities of the Buyers and any other person under and in respect of this Agreement, the Separation Agreement and the other Transaction Documents;

(e)	any act or omission by the Sellers or any other person in taking up, perfecting or enforcing any security or guarantee from or against the Buyers and any other person;

(f)	any claim or enforcement of payment from the Buyers and any other person;

(g)	any defect, irregularity, unenforceability, invalidity, illegality, frustration or discharge by operation of law of any of the obligations of the Buyers or the Buyers’ Guarantor;

(h)	the insolvency, liquidation, winding up or dissolution of any of the Buyers or the appointment of a receiver, administrative receiver or administrator of any of the Buyers’ assets or any change of control of any Buyer or the occurrence of any circumstance affecting the liability of any Buyer to discharge any Buyers’ Guaranteed Obligation; or

(i)	any act or omission which would not have discharged or affected the obligations of the Buyers’ Guarantor had it been a principal debtor instead of guarantor or by anything done or omitted by any person which but for this provision might operate to exonerate or discharge the Buyers’ Guarantor or otherwise reduce or extinguish its liability under the Buyers’ Guarantee.

17.5	The obligations and liabilities expressed to be undertaken by the Buyers’ Guarantor under the Buyers’ Guarantee are those of primary obligor and not merely as a surety.

17.6	The Sellers shall not be obliged before taking steps to enforce any of their rights and remedies in respect of the Buyers’ Guaranteed Obligations:

(a)	to take action or obtain judgment in any court against any Buyer or any other person;

(b)	to make or file any claim in a bankruptcy, liquidation, administration or insolvency of any Buyer or any other person; or

(c)	to make, demand, enforce or seek to enforce any claim, right or remedy against any Buyer or any other person.

17.7	Except as expressly provided in this Agreement, until all sums owing or capable of becoming owed to the Sellers by the Buyers under this Agreement and the Separation Agreement have been paid in full, the Buyers’ Guarantor shall not, and shall procure that no other member of the Buyers’ Group shall, take, exercise or receive the benefit of any security or other right or benefit (whether by set-off, counterclaim, subrogation, indemnity, proof in liquidation or otherwise and whether from contribution or otherwise) from or against any Buyer and any other person in respect of any liability of or payment by the Buyers’ Guarantor pursuant to the Buyers’ Guaranteed Obligations or otherwise in connection with the Buyers’ Guarantee.

17.8	The Buyers’ Guarantee shall be in addition to and shall not affect or be affected by or merge with any other judgment, security, right or remedy obtained or held by the Sellers from time to time for the discharge and performance of any of the liabilities and obligations of the Buyers to the Sellers.

17.9	Any settlement or discharge in whole or in part by the Sellers of the Buyers’ Guaranteed Obligations shall be deemed to be given or made on condition that it shall be of no effect as a settlement or discharge if the assurance, security or payment on the faith of which it was made shall afterwards be avoided, set aside or ordered to be refunded by virtue of any provision, enactment or Applicable Law for the time being in force relating to breach of duty, bankruptcy, insolvency, liquidation, administration or protection from creditors generally or for any other reason so that at any time after such avoidance, setting aside or order for refund the Sellers shall be entitled to exercise their rights under the Buyers’ Guarantee as if no such settlement or discharge had been made.

18	Buyers’ Representative

18.1	Each Buyer appoints, authorises and empowers the Buyers’ Representative as such Buyer’s true and lawful agent and attorney-in-fact to give any consent, direction, notice or take any other action required or permitted pursuant to this Agreement, or any other Transaction Document to which that Buyer is a party on behalf of such Buyer, including the power to:

(a)	organise payment of all or any part of any payment due from any of the Buyers under this Agreement;

(b)	vary, amend or waive any provision of this Agreement or such other Transaction Document;

(c)	act for such Buyer with regard to all warranty and indemnification matters referred to in this Agreement or such other Transaction Document, including the power to acknowledge responsibility for any claim, the power to compromise and to settle any claim on behalf of such Buyer and the power to set off any claim under this Agreement or such other Transaction Document;

(d)	receive all demands, notices or other communications directed to such Buyer under this Agreement or such other Transaction Documents; and

(e)	sign, execute and deliver on its behalf, any deeds and documents and to do or refrain from doing all acts and things as the Buyers’ Representative deems necessary or appropriate to give effect to the terms of this Agreement or such other Transaction Document, securing to the Sellers the full benefit of the rights, powers and privileges and remedies conferred upon the Sellers in this Agreement or such other Transaction Document.

18.2	The parties agree that, for whatever reason, the Buyers’ Representative shall be replaced by another Buyer immediately upon the Sellers’ Representative receiving notice of that replacement signed by all of the Buyers. Upon appointment, any such replacement Buyers’ Representative shall carry out its role pursuant to the provisions of clause 18.1 as if it had always been the Buyers’ Representative.

18.3	Save in respect of fraud, the Buyers’ Representative shall not be liable to the Buyers for any claims whatsoever arising from any act of the Buyers’ Representative made pursuant to clause 18.1 above.

18.4	The Buyers agree that the Sellers and the Sellers’ Representative shall be entitled to rely on clauses 18.1, 18.2 and 18.3 in particular any notice of replacement pursuant to clause 18.2 signed by all the Buyers in dealing with the Buyers’ Representative on behalf of any of the Buyers. Neither the Sellers nor the Sellers’ Representative shall be bound by, and their respective rights shall not be limited by, any agreement among the Buyers in this clause 18.

19	Sellers’ Guarantee

19.1	The Sellers’ Guarantor hereby covenants to the Buyers to comply with the provisions of this clause 19.

19.2	The Sellers’ Guarantor irrevocably and unconditionally:

(a)	guarantees to the Buyers as a continuing obligation the due and punctual performance and discharge by the Sellers of all their obligations (including the obligation to pay money) under this Agreement and the Separation Agreement and agrees to pay on demand from time to time each sum which any of the Sellers are liable to pay under this Agreement and/or the Separation Agreement at any time to the Buyers and which has not been paid by the Sellers at the time the demand is made; and

(b)	agrees, as an additional and independent obligation, that if any of the obligations guaranteed by the Sellers’ Guarantor under this clause are not recoverable from the Sellers’ Guarantor under the guarantee in clause 19.2(a) for any reason, the Sellers’ Guarantor shall be liable to the Buyers as a principal debtor by way of indemnity for the same amount for which it would have been liable had those Sellers’ Guaranteed Obligations been recoverable and further agrees to discharge that liability on demand by the Sellers from time to time,

(the Sellers’ Guarantor’s obligations under this clause being the “Sellers’ Guaranteed Obligations”).

19.3	The guarantee and indemnity set out in this clause 19 (the “Sellers’ Guarantee”) shall be a continuing guarantee and obligation. The Buyers may make claims and demands of the Sellers’ Guarantor pursuant to the Sellers’ Guaranteed Obligations without limit in number.

19.4	The Sellers’ Guaranteed Obligations shall not be reduced, discharged, impaired or adversely affected by reason of:

(a)	any time, indulgence, waiver or concession which the Buyers may grant to any of the Sellers or any other person;

(b)	any legal limitation, disability or incapacity or other circumstances relating to the Sellers or the Sellers’ Guarantor;

(c)	any termination, amendment, variation, release, novation or supplement of or to this Agreement or the Separation Agreement or any of their terms or of any Sellers’ Guaranteed Obligations;

(d)	any variation, extension, discharge, compromise, dealing with, exchange or renewal of any right or remedy which the Buyers may now or hereafter have from or against the Sellers and any other person in respect of any of the obligations and liabilities of the Sellers and any other person under and in respect of this Agreement, the Separation Agreement and the other Transaction Documents;

(e)	any act or omission by the Buyers or any other person in taking up, perfecting or enforcing any security or guarantee from or against the Sellers and any other person;

(f)	any claim or enforcement of payment from the Sellers and any other person;

(g)	any defect, irregularity, unenforceability, invalidity, illegality, frustration or discharge by operation of law of any of the obligations of the Sellers or the Sellers’ Guarantor;

(h)	the insolvency, liquidation, winding up or dissolution of any of the Sellers or the appointment of a receiver, administrative receiver or administrator of any of the Sellers’ assets or any change of control of the Sellers or the occurrence of any circumstance affecting the liability of the Sellers to discharge any Sellers’ Guaranteed Obligation; or

(i)	any act or omission which would not have discharged or affected the obligations of the Sellers’ Guarantor had it been a principal debtor instead of guarantor or by anything done or omitted by any person which but for this provision might operate to exonerate or discharge the Sellers’ Guarantor or otherwise reduce or extinguish its liability under the Sellers’ Guarantee.

19.5	The obligations and liabilities expressed to be undertaken by the Sellers’ Guarantor under the Sellers’ Guarantee are those of primary obligor and not merely as a surety.

19.6	The Buyers shall not be obliged before taking steps to enforce any of its rights and remedies in respect of the Sellers’ Guaranteed Obligations:

(a)	to take action or obtain judgment in any court against any of the Sellers or any other person;

(b)	to make or file any claim in a bankruptcy, liquidation, administration or insolvency of any of the Sellers or any other person; or

(c)	to make, demand, enforce or seek to enforce any claim, right or remedy against any of the Sellers or any other person.

19.7	Except as expressly provided in this Agreement, until all sums owing or capable of becoming owed to the Buyers by the Sellers under this Agreement and the Separation Agreement have been paid in full, the Sellers’ Guarantor shall not, and shall procure that no other member of the Sellers’ Group shall, take, exercise or receive the benefit of any security or other right or benefit (whether by set-off, counterclaim, subrogation, indemnity, proof in liquidation or otherwise and whether from contribution or otherwise) from or against the Sellers and any other person in respect of any liability of or payment by the Sellers’ Guarantor pursuant to the Sellers’ Guaranteed Obligations or otherwise in connection with the Sellers’ Guarantee.

19.8	The Sellers’ Guarantee in this clause 19 shall be in addition to and shall not affect or be affected by or merge with any other judgment, security, right or remedy obtained or held by the Buyers from time to time for the discharge and performance of any of the liabilities and obligations of the Sellers to the Buyers.

19.9

Any settlement or discharge in whole or in part by the Buyers of the Sellers’ Guaranteed Obligations shall be deemed to be given or made on condition that it shall be of no effect as a settlement or discharge if the assurance, security or payment on the faith of which it was made shall afterwards be avoided, set aside or ordered to be refunded by virtue of any provision, enactment or Applicable Law for the time being in force relating to breach of duty, bankruptcy, insolvency, liquidation, administration or protection from creditors generally or for any other reason so that at any time after such avoidance, setting aside or order for refund the Buyers shall be entitled to exercise its rights under the Sellers’ Guarantee as if no such settlement or discharge had been made.

20	Sellers’ Representative

20.1	Each Seller appoints, authorises and empowers the Sellers’ Representative as such Seller’s true and lawful agent and attorney-in-fact to give any consent, direction, notice or take any other action required or permitted pursuant to this Agreement and the other Transaction Documents on behalf of such Seller, including the power to:

(a)	receive, hold and deliver to the Buyers the certificates for the Target Shares accompanied by executed stock transfer forms and any other documents relating thereto on behalf of such Seller and any other document to be delivered by that Seller on Completion pursuant to Part 1 of Schedule 2;

(b)	receive and give a valid receipt for all or any part of the Consideration and any payment in respect of any adjustment to the Consideration to be satisfied in cash;

(c)	vary, amend or waive any provisions of this Agreement and any other Transaction Documents;

(d)	act for such Seller with regard to all warranty or indemnification matters referred to in this Agreement and other Transaction Documents, including the power to acknowledge responsibility for any claim, the power to compromise and to settle any claim on behalf of such Seller and the power to set off any claim under this Agreement;

(e)	receive all demands, notices or other communications directed to such Seller under this Agreement and any other Transaction Documents; and

(f)	sign, execute and deliver on its behalf, any deeds and documents and to do or refrain from doing all acts and things as the Sellers’ Representative deems necessary or appropriate to give effect to the terms of this Agreement or such other Transaction Document, securing to the Buyers the full benefit of the rights, powers, privileges and remedies conferred upon the Buyer in this Agreement or such other Transaction Documents.

20.2	The Sellers agree that the Sellers’ Representative shall be replaced for whatever reason by another Seller immediately upon the Buyers’ Representative receiving notice of that replacement signed by all of the Sellers. Upon appointment, any such replacement Sellers’ Representative shall carry out its role pursuant to the provisions of clause 20.1 as if it had always been the Sellers’ Representative.

20.3	Save in respect of fraud, the Sellers’ Representative shall not be liable to the other Sellers for any claims whatsoever arising from any act of the ~~Buyers~~Sellers’ Representative carried out pursuant to clauses 20.1 and 20.2 above.

20.4	The Sellers agree that the Buyers and the Buyers’ Representative shall be entitled to rely on clauses 20.1 and 20.2 and ~~21.3~~20.3 in particular on any notice of replacement pursuant to clause 20.2 signed by all the Sellers in dealing with the Sellers’ Representative on behalf of any of the Sellers. Neither the Buyers nor the Buyers’ Representative shall be bound by, and their respective rights shall not be limited by, any agreement among the Sellers in this clause 20.

21	Announcements

21.1	Except to the extent otherwise expressly permitted by this Agreement, the parties shall not make any public announcement or issue a press release or respond to any enquiry from the press or other media concerning or relating to this Agreement or its subject matter or any ancillary matter save as permitted by this clause 21.

21.2	Notwithstanding any other provision in this Agreement, any party may, after consultation with the other parties whenever practicable, make or permit to be made an announcement concerning or relating to this Agreement or its subject matter or any ancillary matter if and to the extent required by:

(a)	Applicable Laws;

(b)	any securities exchange on which either party’s securities are listed or traded or any debt financing agreement directly related to such listed or traded securities; or

(c)	any regulatory or governmental or other Authority (including a Taxing Authority) with relevant powers to which that party is subject or submits, whether or not the requirement has the force of law.

21.3	The Buyers’ Representative and the Sellers’ Representative shall release a joint announcement in the agreed form after the date of this Agreement and shall release a further announcement in terms to be agreed between them upon or following Completion.

22	Confidentiality

22.1	Subject to clause 13, each of the parties undertakes that it will not at any time after the date of this Agreement use, divulge or communicate to any person any Confidential Information and each of the parties shall use its reasonable endeavours to prevent the publication or disclosure of any Confidential Information, unless expressly permitted in accordance with clause 22.2 below.

22.2	Notwithstanding any other provision in this Agreement, and without prejudice to disclosures permitted to be made in accordance with clause 16, each Seller and each Buyer may, after consultation with the other parties whenever practicable, disclose Confidential Information if and to the extent:

(a)	required by Applicable Laws;

(b)	required by any securities exchange on which its or any of its Affiliate’s securities are listed or traded or any debt financing agreement directly related to such listed or traded securities;

(c)	required by any Authority (including a Taxing Authority) with relevant powers to which that party is subject or submits (whether or not the requirement has the force of law);

(d)	required to vest the full benefit of this Agreement and any other Transaction Document in that party or to enforce any of the rights of that party in this Transaction Document;

(e)	required by its professional advisers, officers, employees, consultants, subcontractors or agents to provide their services (and subject always to similar duties of confidentiality);

(f)	that information is in or has come into the public domain through no fault of that party;

(g)	the parties have given prior written consent to the disclosure; or

(h)	it is necessary to obtain any relevant Tax clearances from any appropriate Taxing Authority,

provided that Buyers and the Sellers may disclose or otherwise provide Confidential Information to each other and to any of their respective Affiliates and shall ensure that their Affiliates comply with the terms of this clause 22 as if binding on them directly.

22.3	The restrictions contained in this clause 22 shall continue to apply after Completion until the date falling two years thereafter, provided that this clause 22 shall not prevent the Buyers from using or disclosing Confidential Information following Completion unless it relates primarily to a member of the Sellers’ Group and does not need to be used by any member of the Target Group for the continuation of the Business.

22.4	The Sellers acknowledge and agree that the Buyers may wish to sell, license or distribute certain assets of the Target Group to one or more third parties following Completion and that the Buyer may, in advance of Completion, disclose Confidential Information to such third parties for the purposes of facilitating negotiations in respect of any such transactions (and subject always to similar duties of confidentiality).

23	Entire agreement

23.1	This Agreement and the other Transaction Documents constitute the entire agreement between the parties relating to the subject matter of this Agreement and supersede and extinguish any and all prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, between the parties in relation to the subject matter of this Agreement.

23.2	Each of the parties acknowledges and agrees that it has not entered into this Agreement in reliance on, and shall have no rights or remedies in respect of any statement or representation, warranty or undertaking of any person (whether a party to this Agreement or not) other than as expressly incorporated in this Agreement.

23.3	Nothing in this Agreement or any other Transaction Document shall be read or construed as excluding any liability or remedy as a result of fraud.

23.4	Without limiting the generality of the foregoing, each of the parties agrees that its only right and remedy in relation to any statement, representation, warranty or undertaking made or given in connection with this Agreement shall be for breach of the terms of the relevant Transaction Document and each of the parties irrevocably and unconditionally waives all other rights or remedies (including those in test or under statute) in relation to any such statement representation, warranty or undertaking.

24	Assignment and transfer

24.1	Subject to clauses 24.2 and 24.3 below, the Sellers, the Buyers, the Sellers’ Guarantor and the Buyers’ Guarantor may not:

(a)	assign, transfer, charge or deal in any way with the benefit of, or any of their respective rights under or interest in, this Agreement; or

(b)	sub-contract any or all of their respective obligations under it,

or do any such thing in relation to any document or arrangement expressed to be supplemental to this Agreement, or which this Agreement expressly preserves or requires to be executed, except in accordance with a prior written consent given by (in the case of the Buyers or the Buyers’ Guarantor) the Sellers’ Representative or (in the case of any of the Sellers or the Sellers’ Guarantor) the Buyers’ Representative, provided that, any time prior to Completion, each of the Buyers and the Buyers’ Guarantor may assign this Agreement, together with all other Transaction Documents (notwithstanding anything to the contrary therein), and all of their respective rights and obligations hereunder and thereunder to one or more entities under common control with the Buyers’ Guarantor (each an “Assignee”), so long as no assignment would materially delay, or would reasonably be expected to materially delay, the Completion Date, prevent Completion or have an adverse economic effect on any of the Sellers. The Buyers’ Guarantor and the Buyers shall be released from their respective obligations under this Agreement in connection with an assignment pursuant to the proviso in the previous sentence if and only if, at the time of such assignment, at least one of the Assignees’ financial condition is substantially equivalent to, or better than, the financial condition of the Buyers’ Guarantor and such Assignee acts as a guarantor for all other Assignees. The parties shall cooperate in good faith to assign or otherwise modify, as appropriate, the other Transaction Documents to give full effect to such an assignment.

24.2	Each of the Sellers and each of the Buyers acknowledges and agrees that each of the Sellers and each of the Buyers, may at any time following Completion assign to an Affiliate (in whole or in part) its rights under this Agreement and, accordingly, each of the Sellers and the Buyers agrees that the rights under this Agreement may be assigned (in whole or in part) by any of the Sellers and any of the Buyers without the consent of (in the case of the Buyers) the Sellers’ Representative or (in the case of any of the Sellers) the Buyers or Buyers’ Representative, and may be enforced by, any Affiliate of any of the Sellers or the Buyers (as the case may be) provided that, in the case of an assignment to an Affiliate of the Sellers or the Buyers (under this clause 24.2 or clause 24.3 below), if such Affiliate ceases to be an Affiliate of any of the Sellers or the Buyers (as the case may be) such rights are re-assigned to another Seller or Buyer (as the case may be) or Affiliate of any Seller or Buyer (as the case may be) and provided that where a party has assigned its rights under this clause or under clause 24.1, the other parties shall have no greater liability under this Agreement than they would have had if no such assignment had taken place.

24.3	If the rights under the whole or any part of this Agreement are assigned by any of the Sellers or the Buyers to an Affiliate in accordance with clause 24.2 that Affiliate may at any time assign those rights to any other Affiliate of any of the Buyers or any of the Sellers (as the case may be) without the need for any prior written consent of any other party hereto.

25	Costs and expenses

25.1	Except as otherwise stated in this Agreement, each party shall pay its own costs and expenses in relation to the negotiation, preparation, execution, performance and implementation of this Agreement, the Transaction Documents and every other document referred to in it or forming part of the Transaction, save that this clause shall not prejudice the right of any party to seek to recover its costs in any litigation or dispute resolution procedure which may arise out of this Agreement.

25.2	Any costs, charges or expenses incurred by any member of the Target Group prior to Completion in connection with the transactions contemplated by this Agreement shall be paid by the Sellers.

25.3	Any stamp duty and other transfer, sales, value added, stamp or registration Tax, duty fee, filing fee, charge, levy or notarial charge or fee arising from or as a consequence of the transfer of the Target Shares shall be for the sole account of the Buyers without the need for any prior written consent of any other party hereto.

26	Interest on late payments

26.1	If a party fails to pay any sum payable by it on the due date for payment under this Agreement, it shall pay interest on the overdue sum for the period from and including the due date of payment up to the date of actual payment (after as well as before judgment) in accordance with clause 26.2.

26.2	The interest referred to in clause 26.1 shall accrue from day to day and shall be paid on demand at the rate of three per cent. above the base rate from time to time of Barclays Bank plc. Unpaid interest shall compound quarterly.

27	No set-off

27.1	Except as expressly provided in this Agreement all payments to be made under this Agreement shall be made in full without any set-off or counterclaim and free from any deduction or withholding save as may be required by Applicable Law in which event such deduction or withholding shall not exceed the minimum amount which it is required by such Applicable Law to deduct or withhold and the payer will simultaneously pay to the payee such additional amounts as will result in the receipt by the payee of a net amount equal to the full amount which would otherwise have been receivable had no such deduction or withholding been required.

27.2	Subject to clause 27.3, if any Taxing Authority charges to Tax any sum paid (the “Original Payment”) to the payee under this Agreement for breach of the Seller Warranties or the Buyer Warranties, as applicable, the payer shall be obliged to pay to the payee such additional amount (the “Additional Amount”) as will ensure that, after the payment of Tax so charged on the Original Payment and any Tax chargeable on the Additional ~~Payment~~Amount, there shall remain in the hands of the payee a net sum equal to the amount of the Original Payment.

27.3	If any payment liable to be made under this Agreement would give rise to an obligation to pay an Additional Amount pursuant to clause 27.2, the relevant Buyer and the relevant Seller shall (if so requested by the party liable to make the relevant payment) consult together in good faith and in a timely fashion with a view to reaching agreement on an alternative method, including under clause 11.1 of the Tax Deed or, for example, the relevant Seller subscribing for a share in one of the Target Companies for a premium equal to the Additional Amount payable pursuant to clause 27.2 and selling the share to the relevant Buyer for £1 (the “Subscription Method”) by which the payer may satisfy the relevant payment obligation whilst eliminating or reducing or mitigating to the greatest extent possible such Taxation. If the surrender of any Relief under clause 11.1 of the Tax Deed or the Subscription Method would eliminate, reduce or mitigate such Taxation and the relevant Buyer will not agree to use such alternative methods to eliminate, reduce or mitigate the relevant payment obligation then clause 27.2 shall not apply to the relevant sum paid by or on behalf of the relevant Seller (or, where applicable) the Sellers’ Guarantor.

28	Effect of Completion

This Agreement together with the Tax Deed shall, to the extent that it remains to be performed, continue in full force and effect notwithstanding Completion.

29	Waiver

29.1	A waiver of any right, power, privilege or remedy provided by this Agreement must be in writing and may be given subject to any conditions thought fit by the grantor. For the avoidance of doubt, any omission to exercise, or delay in exercising, any right, power, privilege or remedy provided by this Agreement shall not constitute a waiver of that or any other right, power, privilege or remedy.

29.2	A waiver of any right, power, privilege or remedy provided by this Agreement shall not constitute a waiver of any other breach or default by any other party and shall not constitute a continuing waiver of the right, power, privilege or remedy waived or a waiver of any other right, power, privilege or remedy.

29.3	Any single or partial exercise of any right, power, privilege or remedy arising under this Agreement shall not preclude or impair any other or further exercise of that or any other right, power, privilege or remedy.

30	Variation

Any variation of this Agreement or of any of the documents referred to in it is valid only if it is in writing and signed by or on behalf of each party.

31	Severance

31.1	If any provision of this Agreement is held to be invalid or unenforceable by any judicial or other competent Authority, all other provisions of this Agreement will remain in full force and effect and will not in any way be impaired.

31.2	If any provision of this Agreement is held to be invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted, or the period of the obligation reduced in time, or the range of activities or area covered, reduced in scope, the provision in question will apply with the minimum modifications necessary to make it valid and enforceable.

32	Further assurance

32.1	The Sellers shall use all reasonable endeavours from time to time on or following Completion, on being required to do so by the Buyers’ Representative, to do or procure the doing of all such acts and/or execute or procure the execution of all such documents required to give full effect to this Agreement save in respect of clauses 9 and 14.

32.2	The Buyers shall use all reasonable endeavours from time to time on or following Completion, on being required to do so by the Sellers’ Representative, to do or procure the doing of all such acts and/or execute or procure the execution of all such documents required to give full effect to this Agreement.

33	Notices

33.1	Any communication to be given in connection with this Agreement shall be in writing in English except where expressly provided otherwise and shall either be delivered by hand or sent by first class prepaid post or by email. Delivery by courier shall be regarded as delivery by hand.

33.2	Such communication shall be sent to the address of the relevant party referred to in this Agreement or email address set out below or to such other address or email address as may previously have been communicated to the other party in accordance with this clause 33.2 and clause 33.5. Each communication shall be marked for the attention of the relevant person.

Party	Email address	Address	For the attention of:

Sellers and Sellers’ Guarantor	[***]	[***]	[***]

Copy to SJ Berwin LLP	[***]	[***]	[***]

Party	Email address	Address	For the attention of:

Copy to Shearman & Sterling LLP	[***]	[***]	[***]

Buyers and Buyers’ Guarantors	[***]	[***]	[***]

Copy to:

Olswang LLP	[***]	[***]	[***]

Copy to:

Debevoise Plimpton LLP	[***]	[***]	[***]

33.3	A communication shall be deemed to have been served:

(a)	if delivered by hand at the address referred to in clause 33.2, at the time of delivery;

(b)	if sent by first class prepaid post to the address referred to in clause 33.2, at the expiration of two clear days after the time of posting; and

(c)	if sent by email to the email address specified in that clause at the time of completion of transmission by the sender.

If a communication would otherwise be deemed to have been delivered outside normal business hours (being 9:30 a.m. to 5:30 p.m. on a Business Day) in the time zone of the territory of the recipient under the preceding provisions of this clause 33.3, it shall be deemed to have been delivered at the next opening of such business hours in the territory of the recipient.

33.4	In proving service of the communication, it shall be sufficient to show that delivery by hand was made or that the envelope containing the communication was properly addressed and posted as a first class prepaid letter or that the email was transmitted to the correct email address, whether or not opened or read by the recipient.

33.5	A party may notify the other parties to this Agreement of a change to its name, relevant person, address or email address for the purposes of clause 33.2 provided that such notification shall only be effective on:

(a)	the date specified in the notification as the date on which the change is to take place; or

(b)	if no date is specified or the date specified is less than five clear Business Days after the date on which notice is deemed to have been served, the date falling five clear Business Days after notice of any such change is deemed to have been given.

33.6	For the avoidance of doubt, the parties agree that the provisions of clauses 33.1, 33.2, 33.3, 33.4 and 33.5 shall not apply in relation to the service of any claim form, application notice, order, judgment or other document relating to or in connection with any proceeding, suit or action arising out of or in connection with this Agreement.

33.7	Each of the Sellers irrevocably appoints ~~Warner~~Universal Music ~~Holdings~~Group International Limited of ~~90~~364 Kensington High ~~Holborn~~Street, London ~~WC1V 6XX~~ W14 8TS as its agent to receive on its and the Sellers’ Representative’s behalf in England or Wales service of any proceedings under this Agreement. Such service shall be deemed completed on delivery to such agent (whether or not it is forwarded to and received by the relevant Seller or Sellers’ Representative) and shall be valid until such time as the relevant Buyer or Buyers’ Representative has received prior written notice from the relevant Seller or Sellers’ Representative that such agent has ceased to act as agent. If for any reason such agent ceases to be able to act as agent or no longer has an address in England or Wales, the relevant Seller or Sellers’ Representative shall forthwith appoint a substitute and deliver to the Buyers’ Representative the new agent’s name and address within England and Wales.

33.8	Each of the Buyers irrevocably appoints ~~Universal~~Warner Music ~~Group International~~Holdings Limited of ~~364 Kensington~~90 High ~~Street~~Holborn, London ~~W14 8TS~~ WC1V 6XX as its agent to receive on its and the Buyers’ Representative’s behalf in England or Wales service of any proceedings under this Agreement. Such service shall be deemed completed on delivery to such agent (whether or not it is forwarded to and received by the relevant Buyer or Buyers’ Representative) and shall be valid until such time as the relevant Seller or Sellers’ Representative has received prior written notice from the relevant Buyer or Buyers’ Representative that such agent has ceased to act as agent. If for any reason such agent ceases to be able to act as agent or no longer has an address in England or Wales, the relevant Buyer or Buyers’ Representative shall forthwith appoint a substitute and deliver to the Sellers’ Representative the new agent’s name and address within England and Wales.

34	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all the counterparts shall together constitute one and the same agreement.

35	Governing law

35.1	This Agreement and any dispute or claim arising out of or in connection with it or its subject matter, whether of a contractual or non-contractual nature, shall be governed by and construed in accordance with the law of England and Wales.

35.2	Notwithstanding the foregoing, each party to this Agreement agrees that:

(a)	it will not, and it will not cause any of its Affiliates to, bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Debt Financing Sources, in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including, without limitation, any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, in any forum other than a court of competent jurisdiction located within the City of New York, New York, whether a state or Federal court and any appellate court from any thereof;

(b)	the provisions of clause 35.3 below relating to the waiver of jury trial shall apply to any such action, cause of action, claim, cross-claim or third-party claim; and

(c)	that any claim, controversy or dispute arising in connection with any Debt Financing or the performance of services thereunder or related thereto shall be governed by, and construed in accordance with, the laws of the State of New York.

35.3	With regard to an action, cause of action, claim, cross-claim or third party claim referred to in clause 35.2, the parties hereto, to the extent permitted by Applicable Law, waive all right to trial by jury in any action, suit, or proceeding arising out of, in connection with or relating to this Agreement and any transaction contemplated hereby. This waiver applies to any action, suit or proceeding whether sounding in tort, contract or otherwise.

36	Jurisdiction

The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement provided that solely with respect to any action, cause of action, claim, cross-claim or third-party claim referred to in clause 35.2 involving Financing Sources, clause 35.2 shall govern.

37	Interpretation

37.1	The clause and paragraph headings and the table of contents used in this Agreement are inserted for ease of reference only and shall not affect construction.

37.2	References in this Agreement and the Schedules to the parties, the Introduction, Schedules and clauses are references respectively to the parties, the Introduction and Schedules to and clauses of this Agreement.

37.3	References to “writing” or “written” include any other non-transitory form of visible reproduction of words.

37.4	References to times of the day are to that time in London and references to a day are to a period of 24 hours running from midnight.

37.5	References to any English legal term or legal concept shall in respect of any jurisdiction other than England be deemed to include that which most nearly approximates in that jurisdiction to such English legal term or legal concept.

37.6	References to persons shall include bodies corporate, unincorporated associations and partnerships, in each case whether or not having a separate legal personality.

37.7	References to the word “include” or “including” (or any similar term) are not to be construed as implying any limitation and general words introduced by the word “other” (or any similar term) shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things.

37.8	Save where the context specifically requires otherwise, words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing corporations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof.

37.9	References to statutory provisions, enactments or EC Directives shall include references to any amendment, modification, extension, consolidation, replacement or re-enactment of any such provision, enactment or Directive (whether before or after the date of this Agreement), to any previous enactment which has been replaced or amended and to any regulation, instrument or order or other subordinate legislation made under such provision, enactment or Directive unless any such change imposes upon any party any liabilities or obligations which are more onerous than as at the date of this Agreement.

37.10	A company or other entity shall be a “holding company” for the purposes of this Agreement if it falls within either the meaning attributed to that term in section 1159 and Schedule 6 Companies Act 2006 (“CA 2006”) or the meaning attributed to the term “parent undertaking” in section 1162 and Schedule 7 of such Act, and a company or other entity shall be a “subsidiary” for the purposes of this Agreement if it falls within any of the meanings attributed to a “subsidiary” in section 1159 and Schedule 6 CA 2006 or any of the meanings attributed to the term “subsidiary undertaking” in section 1162 and Schedule 7 of such Act, and the terms “subsidiaries” and “holding companies” are to be construed accordingly, save that an undertaking shall also be treated, for the purposes only of the membership requirement contained in subsections 1162(2)(b) and (d) CA 2006, as a member of another undertaking if any shares in that other undertaking are held by a person (or its nominee) by way of security or in connection with the taking of security granted by the undertaking or any of its subsidiary undertakings.

37.11	The obligations of each of the Sellers and each of the Buyers under this Agreement shall be several.

37.12	The sole purpose of the estimates referred to in the definitions of “Estimated ~~Aggregated Intercompany Balance”, “Estimated~~ Cash”, “Estimated Debt”, ~~and~~ “Estimated Working Capital Adjustment” and “Estimated Aggregated Intercompany Balance” is to calculate the Completion Payment and the Longstop Date Payment. For the avoidance of doubt, none of the Sellers shall have any liability in relation to the accuracy or otherwise of those estimates.

37.13	Any sum in any currency which is required to be construed, for the purposes of this Agreement, as a sum in pounds sterling (including determining, for the purposes of Schedule 5, the amount of a Claim which is not denominated in pounds sterling but excluding, for the avoidance of doubt, any such sum required to be determined pursuant to clause 8 or Schedule 6) shall, unless expressly stated otherwise, be regarded as converted into pounds sterling at the Exchange Rate.

37.14	References to “relevant Seller” and “relevant Buyer” in this Agreement shall mean the Seller or Buyer (as the case may be) of the Target Shares set out next to its name in Part 2 of Schedule 1.

38	Rights of third parties

38.1	Except as otherwise expressly stated, this Agreement does not confer any rights on any person or party (other than the parties to this Agreement) pursuant to the Contracts (Rights of Third Parties) Act 1999. For the avoidance of doubt, subject to clause 38.2, any person who does have rights pursuant to this Agreement shall have no rights in relation to any amendment of this Agreement.

38.2	Notwithstanding any of the foregoing, the Financing Sources shall be deemed to be third party beneficiaries of clauses 35.2, 35.3, 36 and this clause 38.2 of this Agreement. To the extent any change or amendment to clauses 35.2, 35.3, 36 and this clause 38.2 is sought which is adverse to the rights of the Financing Sources, the prior written consent of each of the Financing Sources shall be required before such change or amendment is rendered effective. The seller (under the France SPA) of EMI France shall be entitled to rely on the limitations on liability in clause 10 and Schedule 5 of this Agreement.

SIGNATURES

This Agreement is executed as a deed by the parties and is delivered and takes effect on the date at the beginning of this Agreement.

Executed as a deed by EGH1 BV acting by:

Signed by Andrew Brown

[signature of authorised signatory]

Andrew Brown

[print name of authorised signatory]

Director

in the presence of:

Signed by Matthew Pearson

[signature of witness]

Matthew Pearson

[print name of witness]

Address

SJ Berwin LLP

10 Queen Street Place

London

Occupation

Trainee Solicitor

Executed as a deed by EMI GROUP HOLDINGS BV
acting by:

Signed by Richard Constant

[signature of authorised signatory]

Richard Constant

[print name of director]

Director

in the presence of:

Signed by Matthew Pearson

[signature of witness]

Matthew Pearson

[print name of witness]

Address

SJ Berwin LLP

10 Queen Street Place

London

Occupation

Trainee Solicitor

~~78878152~~-~~5~~63-

Executed as a deed by DELTA HOLDINGS BV acting by:

Signed by Richard Constant

[signature of director]

Richard Constant

[print name of director]

Director

in the presence of:

Signed by Matthew Pearson

[signature of witness]

Matthew Pearson

[print name of witness]

Address

SJ Berwin LLP

10 Queen Street Place

London

Occupation

Trainee Solicitor

~~78878152~~-~~5~~64-

Executed as a deed by UNIVERSAL INTERNATIONAL MUSIC BV acting by:

Signed by N. P. Van Den Hoven

[signature of director]

N. P. Van Den Hoven

[print name of director]

Director

in the presence of:

Signed by J. Toorop

[signature of witness]

J. Toorop

[print name of witness]

Address

Kapittelweg 408

1216 JS Hilversum 1216

Occupation

Management Assistant

~~78878152~~-~~5~~65-

Executed as a deed by WARNER MUSIC HOLDINGS LIMITED acting by:

Signed by Paul Robinson

[signature of director]

Paul Robinson

[print name of director]

Director

in the presence of:

Signed by Thomas Marcotullio

[signature of witness]

Thomas Marcotullio

[print name of witness]

Address

75 Rockefeller Plaza

New York, NY 10019

Occupation

Lawyer

~~78878152~~-~~5~~66-

Executed as a deed by WARNER MUSIC BENELUX N.V.
acting by:

Signed by M.R. Jessurun

[signature of director]

M.R. Jessurun

[print name of director]

Director

in the presence of:

Signed by J.W.F.M. Van der Schoot

[signature of witness]

J.W.F.M. Van der Schoot

[print name of witness]

Address

Olympia 2

1213 NT Hilversum

The Netherlands

Occupation

Finance Director

~~78878152~~-~~5~~67-

Executed as a deed by WARNER MUSIC GROUP GERMANY HOLDING GMBH acting by:

Signed by Bernd Dopp 06/02/2013

[signature of director]

Bernd Dopp

[print name of director]

Director

in the presence of:

Signed by Nadia Petersen 06/02/2013

[signature of witness]

Nadia Petersen

[print name of witness]

Address

Alter Wandrahm 14

20457 Hamburg

Germany

Occupation

Tax Manager

~~78878152~~-~~5~~68-

Executed as a deed by WARNER MUSIC DENMARK A/S
acting by:

Signed by Jonas Siljemark and Martin Forsman

[signature of director]

Jonas Siljemark and Martin Forsman

[print name of director]

Director

in the presence of:

Signed by Jacob Key

[signature of witness]

Jacob Key

[print name of witness]

Address

Lotsvagen 11

18166 Lidingo

Occupation

Head of BD

~~78878152~~-~~5~~69-

Executed as a deed by WARNER MUSIC NORWAY A/S

acting by:

Signed by Jonas Siljemark and Martin Forsman

[signature of director]

Jonas Siljemark and Martin Forsman

[print name of director]

Director

in the presence of:

Signed by Jacob Key

[signature of witness]

Jacob Key

[print name of witness]

Address

Lotsvagen 11

18166 Lidingo

Occupation

Head of BD

~~78878152~~-~~5~~70-

Executed as a deed by WARNER MUSIC POLAND SPZOO
acting by:

Signed by Bernd Dopp 06/02/2013

[signature of director]

Bernd Dopp

[print name of director]

Director

in the presence of:

Signed by Nadia Petersen 06/02/2013

[signature of witness]

Nadia Petersen

[print name of witness]

Address

Alter Wandrahm 14

20457 Hamburg

Germany

Occupation

Tax Manager

~~78878152~~-~~5~~71-

Executed as a deed by WARNER MUSIC SPAIN S.L.
acting by:

Signed by Jose Carlos Sanchez

[signature of director]

Jose Carlos Sanchez

[print name of director]

Director

in the presence of:

Signed by Kenneth E. Cole

[signature of witness]

Kenneth E. Cole

[print name of witness]

Address

Juan Hurtado Mendoza, 3

28036 Madrid

Spain

Occupation

Executive Warner Music Spain S.L.

~~78878152~~-~~5~~72-

Executed as a deed by WARNER MUSIC SWEDEN AB acting by:

Signed by Jonas Siljemark

[signature of director]

Jonas Siljemark

[print name of director]

Director in the presence of:

Signed by Jacob Key

[signature of witness]

Jacob Key

[print name of witness]

Address

Lotsvagen 11

18166 Lidingo

Occupation

Head of BD

~~78878152~~-~~5~~73-

Executed as a deed by WMG ACQUISITION CORP. acting by:

Signed by Paul Robinson

[signature of authorised signatory]

Paul Robinson

[print name of authorised signatory]

Authorised Signatory

in the presence of:

Signed by Thomas Marcotullio

[signature of witness]

Thomas Marcotullio

[print name of witness]

Address

75 Rockefeller Plaza

New York, NY 10019

Occupation

Lawyer

~~78878152~~-~~5~~74-